AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 23,
2000                                          REGISTRATION NO.__________________
    ====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              CUIDAO HOLDING CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

FLORIDA                           5182                                65-0639616
(STATE OR OTHER               (PRIMARY                          (I.R.S. EMPLOYER
JURISDICTION OF               STANDARD                      IDENTIFICATION  NO.)
INCORPORATION OR              INDUSTRIAL
ORGANIZATION)                 CLASSIFICATION
                              CODE NUMBER)

                                2951 SIMMS STREET
                          HOLLYWOOD, FLORIDA 33020-1510
                                 (954) 924-0047
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              MR. C. MICHAEL FISHER
                                2951 SIMMS STREET
                          HOLLYWOOD, FLORIDA 33320-1510
                                 (954) 924-0047
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------
                                   COPIES TO:
                              MERCEDES TRAVIS, ESQ.
                              MINTMIRE & ASSOCIATES
                          265 SUNRISE AVENUE, SUITE 204
                            PALM BEACH, FLORIDA 33480
                                 (561) 832-5696

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this  Registration  Statement
                      -------------------------------------




                                          CALCULATION OF REGISTRATION FEE


                                                        Proposed                Proposed
                                                         Maximum                 Maximum
    Title of Shares           Amount to be           Aggregate Price            Aggregate               Amount of
   to be Registered            registered               per Share            Offering Price          Registration Fee
                                   (1)                     (2)

     Common Stock,              2,822,667                 $1.81                $5,109,027                 $1,349
   $.0001 par value
          (3)
     Common Stock,               500,000                  $1.81                 $905,000                   $239
   $.0001 par value
          (4)

(1) The number of shares to be registered for resale by the Selling Shareholders is contained in a registration rights agreements covering the Notes issued and Warrants granted to the Selling Shareholders, which shares have not been adjusted to reflect a 3 to 1 forward split with a record date of October 16, 2000 and an effective date of October 26, 2000 (the "Forward Split").

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the closing price quoted on the OTC BB for the Company's Common Stock under the symbol "CDAO" as of October 20, 2000, which is within five (5) days prior to the date of filing of this registration statement.

(3) Common Stock issuable upon conversion of the Issuer's Notes including interest for the term to be held by Selling Shareholders if all of the money committed to the Company under the Loan Agreement dated April 5, 2000 is borrowed from the Selling Shareholders, which Notes include anti-dilution provisions which will result in an adjustment to the number by virtue of the Forward Split.

(4) Common Stock issuable upon exercise of Issuer's Warrants to be held by Selling Shareholders if all of the money committed to the Company under the Loan Agreement dated April 5, 2000 is borrowed from the Selling Shareholders, which Warrants include anti- dilution provisions which will result in an adjustment to the number by virtue of the Forward Split.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE

REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The information in the preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

===========================================================================

                                   CUIDAO HOLDING CORP.

                                   CROSS REFERENCE SHEET


       ITEM NUMBER AND CAPTION                                       PROSPECTUS HEADING
       ------------------------------------------             ---------------------------------

 1.    Front of Registration Statement and
        Outside Front Cover of Prospectus........             Forepart of Registration Statement and
                                                              Prospectus Cover Page
 2.    Inside Front and Outside Back Cover Pages
        of Prospectus............................             Inside Front and Outside Back Cover Pages
                                                              of Prospectus
 3.    Summary Information and Risk Factors.....              Prospectus Summary and Risk Factors
 4.    Use of Proceeds..........................                       Use of Proceeds
 5.    Determination of Offering Price..........              Not Applicable
 6.    Dilution.................................              Dilution
 7.    Selling Security Holders.................              Selling Shareholders
 8.    Plan of Distribution.....................              Plan of Distribution
 9.    Legal Proceedings........................              Legal Proceedings
10.   Directors, Executive Officers, Promoters
        and Control Persons......................             Management
11.   Security Ownership of Certain Beneficial
        Owners and Management....................             Principal Shareholders
12.   Description of Securities
        to be Registered.........................                      Description of Securities
13.   Interest of Named Experts and Counsel....               Legal Matters and Experts
14.   Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities..............................             Certain Provisions of Florida Law and
                                                              The Company's Articles of Incorporation
                                                              and Bylaws
15.   Organization Within Last Five Years......               Certain Relationships and Related
                                                              Transactions
16.   Description of Business..................               The Company




17.   Management's Discussion and Analysis or
        Plan of Operation........................             Management's Discussion and Analysis or
                                                              Plan of Operation
18.   Description of Property..................               The Company's Property
19.   Certain Relationships and Related
        Transactions.............................             Certain Relationships and Related
                                                              Transactions
20.   Market for Common Equity and Related
        Stockholder Matters......................             Market for Common Equity and Related
                                                              Shareholder Matters
21.   Executive Compensation...................               Management
22.   Financial Statements.....................               Financial Statements
23.   Changes In and Disagreements With
        Accountants on Accounting and Financial
        Disclosure...............................             Changes In and Disagreements With
                                                              Accountants on Accounting and Financial
                                                              Disclosure

                                3,322,667 Shares

                              CUIDAO HOLDING CORP.

                                  Common Stock

     The 3,322,667 shares of Cuidao Holding Corp. ("Cuidao" or the "Company") Common Stock covered by this prospectus are all being offered for the account of the Selling Shareholders listed on page2. Cuidao will not receive any of the proceeds from any sales of these securities. The number of shares offered has not been adjusted to reflect a 3 to 1 forward split with a record date of October 16, 2000 and an effective date of October 22, 2000 (the "Forward Split"). The shares offered hereby will be increased by the Forward Split.

     Each of the Selling Shareholders may offer and sell from time to time shares of Cuidao's Common Stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to the public and the net proceeds to the Selling Shareholders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

     Cuidao's Common Stock is quoted on the OTC BB under the symbol "CDAO". On October 20, 2000, the closing price for Cuidao's Common Stock as quoted on the OTC BB was $1.81 per share.

     See "Risk Factors" on page 16 to read about factors you should consider before buying shares of the Company's Common Stock.

     The Company's principal executive offices are located at 2951 Simms Street, Hollywood, FL 33020-1510; and its telephone number is (954) 924-0047, and its facsimile number is (954) 924- 8171.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL                                                                OFFENSE.
=====================================================================

                   PRICE TO           UNDERWRITING DISCOUNTS         PROCEEDS TO
                   PUBLIC(1)          AND COMMISSIONS                 COMPANY(2)
--------------------------------------------------------------------------------
Per Share............  NA                  $0.00                           $0.00
--------------------------------------------------------------------------------
Total Minimum.......   NA                  $0.00                           $0.00
--------------------------------------------------------------------------------
Total Maximum.....     NA                  $0.00                           $0.00
=====================================================================

(5) Each of the Selling Shareholders may offer and sell from time to time shares of Cuidao's Common Stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to the public and the net proceeds to the Selling Shareholders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

(6) Cuidao will not receive any of the proceeds from any sales of these securities.

     The Company is a reporting company under the Securities Exchange Act of 1934, as amended.

     Red Dragon is an applied for trademark of the Company. This Prospectus also includes product names other than the names of the Company's products, and also includes the names of companies other than the Company.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 23, 2000

                              PROSPECTUS SUMMARY

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "Risk Factors" and elsewhere in this Prospectus.

     The following information is selective and qualified in its entirety by the detailed information (including financial information and notes thereto) appearing elsewhere in this Prospectus. This summary of certain provisions of the Prospectus is intended only for convenient reference and does not purport to be complete. The entire Prospectus should be read and carefully considered by prospective investors before making a decision to purchase the Company's Common Stock. Except as set forth in the Company's financial statements or as otherwise indicated herein, all information in this Prospectus (i) reflects the voluntary surrender by certain principal stockholders of the Company, and the cancellation thereof by the Company, of 5,554,000 shares of the Company's Common Stock on March 31, 1997, (ii) reflects the 1-for-2.5 reverse stock split of the Company's Common Stock effected on July 28, 1997, (iii) reflects the conversion of all of the Company's outstanding shares of Preferred Stock into shares of Common Stock which occurred automatically upon the closing on October 28, 1998 of a registered offering which became effective May 1, 1998 (the "Previous
Registration") and (iv) assumes no exercise of the previous warrants or the placement agent's unit purchase option given as part of the Previous
Registration (the "Previous Warrants" and the "Placement Agent's Options" respectively). The information in this Prospectus does not reflect the adjustments which will result from the Forward Split.

THE COMPANY

     Cuidao Holding Corp., a Florida corporation, was incorporated on February 12, 1996. The Company is authorized to issue two classes of capital stock, which are Common Stock and Preferred Stock. The total authorized Common Stock of the Company is 100,000,000 shares, $.0001 par value. The total authorized Preferred Stock of the Company is 10,000,000 shares, $.0001 par value. The Company's principal executive offices are located at 2951 Simms Street, Hollywood, FL 33020- 1510; and its telephone number is (954) 924-0047.

     The Company is a development stage corporation which imports, develops, manages and distributes a portfolio of international and regional brands of beer, wine and spirits. The Company was formed to participate in specific niche segments of the approximate $100 billion United States alcoholic beverage market by acting as an importer and a supplier of a variety of beers, wines and spirits.

     The Company's current product portfolio encompasses three principal product lines: imported beer, wine and spirits. The Company's strategy is to become a leading importer, developer and manager of a portfolio of beer, wine and spirit brands which serve specific niche alcoholic beverage markets. See "The Company".

SELLING SHAREHOLDERS

     All of the 3,322,667 shares of Cuidao's Common Stock covered by this Prospectus are being offered for the account of Infinity Financial Group, Inc. ("IFG") as Lender (the "Selling Shareholders") under a Loan Agreement dated April 5, 2000 and the related Registration Rights Agreement dated April 5, 2000. See "Selling Shareholders".

RISK FACTORS

     An investment in the Company's Common Stock offered hereby involves a high degree of risk. The Company is a development stage company which has not had substantial business operations to date. There can be no assurance that the Company will have substantial product sales or revenues or that it will be able to sell its products at a profit. Other risk factors include the seasonality of the Company's products, the Company's reliance on third-party producers and the Company's reliance on independent distributors and wholesalers for product sales. See "Risk Factors."

USE OF PROCEEDS

     All of the shares of Cuidao's Common Stock covered by this Prospectus are being offered for the account of the Selling Shareholders listed herein. The Company will not receive any proceeds from this offering. See "Use of Proceeds".

SELECTED FINANCIAL DATA

     The statement of operations and balance sheet information set forth below as of December 31, 1998 and 1999 and for the years ended December 31, 1998 and 1999, are derived from, and are qualified by reference to, the financial statements of the Company which have been audited by Baum & Company, P.A., independent certified public accountants. The financial statements as of December 31, 1998 and 1999, and the report thereon, are included elsewhere in this Prospectus. The information below should be read in conjunction with the consolidated Financial Statements and Notes thereto included in this Prospectus. The Company's historical operating results are not necessarily indicative of the results of any future period.


                                                               Year              Year         Development
                                                               Ended             Ended        Stage February
                                                               December          December     12, 1996 to
                                                               31, 1999          31, 1998     December 31,
                                                                                              1999 (1)

STATEMENT OF OPERATIONS
Revenues                                                   $   125,057      $    68,387       $   220,515
Net Income (loss)                                             (438,488)        (170,591)         (774,069)
Net Income (loss) per share                                $     (.186)     $     (.076)      $     (.142)
Number of Shares used in calculation of net loss             2,356,427        2,244,363         2,356,301
per share (2)


                                                                    December 31,
                                                                    1999

BALANCE SHEET DATA
Working Capital (deficit)
Total Assets                                                          $  946,647
Total Shareholder's Equity (deficit)                                  $  (5,017)


(1) Cumulative totals for development stage operations of the Company from February 12, 1996 (date of inception) to December 31, 1999.

(2) See Note 2 of Notes to Financial Statements of the Company concerning net loss per share information, which Financial Statements are included elsewhere in this Prospectus.

See   "Management's   Discussion  and  Analysis  or  Plan  of  Operations"   and
"Financials".

                                 THE COMPANY

     The Company was incorporated in Florida on February 12, 1996. On June 29, 1996 the Company formed Cuidao (USA) Import Co., Inc., a Florida corporation. On March 31, 1997, the Company acquired R&R (Bordeaux) Imports, Inc., a Florida corporation. Both Cuidao (USA) Import Co., Inc. and R&R (Bordeaux) Imports, Inc., are wholly-owned subsidiaries of the Company. Unless the context requires otherwise, all references to the Company include Cuidao
(USA) Import Co., Inc. and R&R (Bordeaux) Imports, Inc.

     The Company's principal executive offices are located at 2951 Simms Street, Hollywood, FL 33020-1510; and its telephone number is (954) 924-0047.

     The Company is a development stage corporation which was formed to participate in specific niche segments of the United States alcoholic beverage market by acting as an importer and supplier of a variety of beers, wines and spirits.

Industry

     The alcoholic beverage industry in the United States consists of suppliers, wholesalers and retailers. Over the past five years there has been increasing consolidation at the supplier, wholesaler and, in certain markets, retailer tiers of the alcoholic beverage industry. During the 1990s, the overall per capita consumption of alcoholic beverage products in the United States declined slightly; however, consumption of table wines, in particular varietal table wines, and imported beers has increased during the period.

     The following table sets forth the industry unit volume for shipments of alcoholic beverage products in the three product lines in which the Company intends to participate in the United States. Data shown is for the five years ended December 31, 1998:

         Product                    1998    1997     1996     1995     1994
         ---------                ------   ------   ------   ------   ------

         Wine (1)(2)               216.61   213.7    208.9    197.5    193.0

         Imported
         Beer (3)                   194.2   192.5    171.8    156.0    144.5

         Distilled
         Spirits (2)                140.6   138.7    138.8    137.3    140.0

-------------

(1) Includes domestic and imported table, sparkling and dessert wine, wine coolers and vermouth.

(2)  Units are in millions of 9-liter case equivalents (2.378 gallons per case).

(3)  Units are in millions of 2.25 gallon cases.

Wine

     The United States wine industry consists of the domestic and foreign (most notably French and Italian) production of three basic wine groups. These groups are table wines (wines consumed with a meal), dessert wines (usually sweet wines consumed after a meal) and sparkling wines (champagnes). From 1994 to 1998, shipments of wine in the United States increased at an average compound annual growth rate of approximately 3%. In 1998, wine shipments increased by 1.4% when compared to 1997, led by increased shipments of table wine. Management estimates that table wine accounted for approximately 90% of the total United States wine market in 1998. The Company believes that Americans now consume more table wine for a number of reasons including favorable news about the health benefits of red wine, favorable United States dietary guidelines, new packaging regulations and a strong economy.

Beer

     Beer has the largest share of the United States alcoholic beverage market with a total of 179,600,000 31-gallon barrels being sold in the United States in 1998. Imported beer sales were up 1% in 1998, to 16,316,000 31-gallon barrels. This rise in imported beer sales follows a 12.04% increase in 1997 and a 10.13% climb in 1996.

Spirits

     Although shipments of spirits in the United States declined between 1994 and 1997, 1998 shipments now exceed 1994 levels; however during the same period of decline, certain types of spirits, such as vodka, rum, tequila, brandy and prepared cocktails have increased. In 1998, shipments of spirits increased by 1.4% from 1997. The Company believes shipments of certain types of spirits may have been negatively affected by concerns in the United States about drinking and driving and a shift in consumer preference toward lower alcohol or lighter tasting products like imported beer and varietal table wines.

Product Portfolio

     The Company's current product portfolio encompasses three principal product lines: imported beer, wine and spirits.

         Imported Beer

     The Company's imported beer products currently consist of four crafted beers brewed for the Company by the Tsingtao Brewery No. 3 in the People's Republic of China. The four beer products are a draft, light, extreme and amber beer which are bottled and sold under the Company's own "Red Dragon" label.

     The Tsingtao Brewery No. 3 is located at the foot of the Tin Zhu Mountains in Shangdong Province. In producing its beer products, the brewery utilizes a unique patented process which is designed to eliminate all impurities from the water used in the brewing process, thus creating a beer which tastes pure and is clear. The brewing process utilized by the Tsingtao Brewery No. 3 has earned the brewery a number of national quality awards in China such as the Medal of Most Popular with Consumers, the Medal of Beer Trusted by consumers (issued in the First Light Industry Fair), the title of Qingdao High Quality Product, and the title of National Ten Best Stars.

     The owner and operator of Tsingtao Brewery No. 3 is Tsingtao, China's most famous beer producer. Tsingtao's regular beer product, "Tsingtao Beer", is the number one Chinese Beer imported in the United States and ranks among the top 50 imported beers (out of over 600 brands) in the United States.

     To increase its beer line, in July 2000, the Company entered into an agreement with Reu- Dom Investments and Holdings, Inc. d/b/a World Class Beer Importers ("WCBI"). WCBI is in the business of exclusively importing, selling, marketing and distributing imported beers and similar malt beverages. This agreement was subsequently canceled when its was determined that the parties could not agree on the valuation of certain balance sheet items.

         Wine

     The Company's wine portfolio consists of two current categories of wine. One is distributed for maximum earning potential throughout the State of Florida while the other has been obtained for the purpose of nationwide importation and sub-distribution rights. Wine that was originally targeted during 1998 for mass distribution became a secondary target under management's direction in 1999.

     With the ability to import and also distribute in the State of Florida in 1999, management focused its efforts on the Bordeaux Region Chateaus and wine from the Beaune area of France, which is known for its top of the line Burgundy wines.

     The Company's portfolio of wines currently consists of wines from the following producers: Maison Riviere Fils, Savas, Sa Cave Du Haut Poitou, Patriarche, and Remy Pannier. In addition, the Company represents many petite chateaus from throughout the bordeaux region. In August 2000, the Company added the lines of Spanish wines imported by Beacon Wine Company Inc. and obtained the rights to distribute California wines from the Willow Cove Winery, an original winery of the Golden State Vintners, in the State of Florida and the Caribbean.

     During 1999, the Company also imported South African wines from Laibach Vineyards. Met with uncertainty from the retailing community as to the demand for South African wines, management is currently evaluating this part of its portfolio.

     The Company sources its wine products through a network of producers and negotiants. Through its active role in the sourcing decision, the Company makes its own determination as to the quality and price characteristics of the wines that the Company adds to its product portfolio, and thereby is assured of its ability to offer wines of quality and value.

         Spirits

     During 1999, with insufficient working capital available, the Company was unable to properly develop its spirits portfolio. The Company, with the appointment of its nationwide distribution contract by F.X. De Beukelaer in 1998, still has the rights to import, distribute and develop the De Beukelaer product line in the market place. In addition to its multiple flavored fruit vodka products, De Beukelaer produces vodka, gin and other prepackaged cocktails. Management, upon obtaining sufficient capitalization and after obtaining government approvals which are expected in the fourth (4) quarter of 2000, will enter the spirits marketplace.

Business Strategy

     The Company's strategy is to become a leading importer, developer, manager and distributor of a portfolio of brands of beer, wines and spirits which serve special niche alcoholic beverage markets. Key elements of the Company's strategy include:

          Making selective product acquisitions in the alcoholic beverage industry to expand its product portfolio.

          Improving market position and capitalizing on growth trends within the industry.

          Improving   operating   efficiencies   through   reduced  product  and
          organizational costs.

          Capitalizing   and  improving  on  strong   alliance  and   wholesaler
          relationships.

          Developing brand identification for its portfolio of products.

          Expanding distribution into new markets and increasing penetration of existing markets and increasing penetration of existing markets primarily through product line extensions, promotional activities and through the acquisition of producers and other importers and distributors of alcoholic beverage products.

Marketing and Distribution

     Presently, the primary goal of the Company's marketing strategy is to develop a broad regional distribution network and to develop brand awareness for its products.

     The Company expects to sell its products to independent beverage distributors and wholesalers for resale to retailers who sell alcoholic beverages to the consumer. Currently, the Company has contractual relations with seven (7) independent wholesale distributors covering twelve (12) states and six (6) Caribbean Islands. Independent wholesale distributors (all of whom may carry other beverage products that compete with the Company's products) are formally appointed by the Company in a variety of ways throughout the states in which the Company does business. There are variations in appointment procedures which are directly attributable to state alcoholic beverage laws mandating territorial appointment (some exclusive and some non-exclusive), restricting in various ways the Company's ability to terminate or not renew the services of wholesale distributors and providing varying periods and methods of resolving contractual disputes. Generally, these state laws vary from a requirement that good cause be shown for the action taken to a requirement that compensation be paid to the terminated distributor for the fair market value of the lost business.

     In each of its targeted markets, the Company attempts to select its distributors based on a number of factors including: (i) market strength measured in terms of financial resources and number and size of accounts served,
(ii) commitment to expend resources to educate consumers and retailers about the quality and tastes of the Company's beer, wine and spirits products, (iii) reputation for customer service, including the ability to frequently service retail accounts and to merchandise the Company's products aggressively and (iv) commitment to community involvement.

     The Company's marketing and sales program calls for the Company to pursue promotional strategies that are designed to create strong brand awareness built on quality products, service to distributors and product imaging. The Company believes that grass root promotion, word-of-mouth reputation and an identifiable and favorable price to quality value quotient are the principal elements which influence consumer product selection. As a result, the Company anticipates devoting considerable effort, through tasting sessions and distributor visits, to educating distributors and consumers as to the distinctive qualities of its products. The Company will participate in localized promotions designed to enhance the reputation of the Company and its products. The Company's sales and marketing staff will focus principally on distributor training and assistance, local promotions, and programs for on-premises consumer and retailer education. To build brand recognition in its target markets, the Company anticipates sponsoring or participating in cultural and community events, music and other entertainment performances, craft and imported beer festivals and cuisine and sporting events.

     The Company believes that an important function of its sales and marketing staff will be to elevate distributor and retailer awareness of the distinctive qualities of the Company's beer, wine and spirits products. This will be accomplished primarily through direct contact with restaurants, pubs, taverns and grocery chains, and by supplying distributors with distinctive point-of-sale materials, including neon signs, posters, table tents, coasters, calendars, glassware and promotional flyers. The Company's sales staff will meet frequently with distributor sales representatives to jointly visit retail accounts to educate retailers about the quality of the Company's products. This, in turn, allows retailers to assist in educating consumers.

     The Company will use distinctive graphics in its packaging and marketing materials designed to set the Company's products apart and promote strong brand recognition. To differentiate its beer products, the Company plans to sell and distribute a line of T- Shirts, sweatshirts, jackets, hats and similar products emblazoned with the Company's Red Dragon logo and graphics.

     The Company also will utilize direct mail, distributing a full color merchandise catalogue to the Company's distributors and retailers.

Competition

     The Company competes in niche segments of the United States alcoholic beverage industry. The Company believes that presently its beer products compete with imported Asian beers, its wine products compete with domestic and imported wines that generally sell in the range of $5.00 to $8.00 per 750 ml bottle, and its spirits products compete with a wide range of other spirits products such as vodka, gin and prepared cocktails. The principal competitive factors affecting the market for the Company's products include product quality and taste, packaging, price, brand recognition and distribution capabilities. The Company believes that its products will compete favorably overall with respect to these factors. However, absolutely no assurance can be given that the Company or its products, based on these and other factors, will be able to compete successfully against current and future competitors.

     The Company competes with a variety of importers and suppliers of alcoholic beverage products, many of whom have significantly greater financial, management, administrative, distribution and marketing resources and a higher level of brand recognition than the Company. With respect to its Red Dragon brand, the Company anticipates competition from Monarch Import Co., Inc. the importers and distributors of China's most famous brand, Tsingtao Beer and Barton Beers Ltd. With respect to its wine and spirits products, the Company expects to compete with major importers, distributors and suppliers of domestic and foreign wines such as Allied Domecq Spirits and Wine, Canandaigua Brands, Inc., Brown-Forman Corporation and Kobrand Corporation.

     The Company anticipates increased competition in all of the product markets that it serves. Increased competition could result in price reductions, reduced margins and loss of market share, all of which could have a material adverse affect on the Company.

Government Regulation

     The alcoholic beverage industry is highly regulated by federal, state and local laws and regulations. Extensive and complex regulation at the federal and state levels has resulted in what is known as the "three-tier licensing system". The industry is regulated at the federal level by the Federal Bureau of Alcohol, Tobacco and Firearms ("ATF").

     At the first tier are manufacturers and importers who are licensed to sell to the second tier, the wholesalers. Wholesalers in turn supply the third tier, the retailers, who ultimately sell to the public. Each tier is subject to various restrictions on its activities. The Company currently is in the second tier.

     In addition to the foregoing, federal and state laws and regulations govern trade and pricing practices, permitted and required labeling, advertising, promotion and marketing practices, relationships with distributors and related matters. For example, federal and state regulators require warning labels and signage on the Company's products.

     The Company has obtained all regulatory permits and licenses necessary to operate its business in the states where the Company's products are to be distributed. Failure on the part of the Company to comply with federal, state or local regulations could result in the loss or revocation or suspension of the Company's licenses, permits or approvals and accordingly could have a material adverse affect on the Company's business. The Company does not expect compliance with such laws and regulations to materially affect the Company's capital expenditures, earnings or competitive position.

Trademarks

     The Company has applied to the United States Patent and Trademark Office (the "PTO") to register its Red Dragon mark. On February 9, 1998, the Company received notification from the PTO that a notice of opposition to the Company's application for registration of its Red Dragon mark had been filed by Desnoes & Geddes, Ltd., a Jamaican corporation ("Desnoes & Geddes") which distributes beer products under the brand names of Dragon Stout and Midnight Dragon. The Desnoes & Geddes notice of opposition claimed that the Company's Red Dragon mark is confusingly and deceptively similar to the Dragon Stout and Midnight Dragon names and therefore the purchasing public is likely to be confused into wrongly believing that the Company's goods originate with, or are sponsored by, Desnoes & Geddes.

     On June 1, 1998, the Company responded to the Desnoes & Geddes notice of opposition in a manner designed to cause the PTO to determine that the Desnoes & Geddes notice of opposition is without merit and that the Company's Red Dragon mark should be registered. As of the date of this report, no determinations have been made by the PTO with respect to this matter.

     Should the Company be unable to register its Red Dragon mark, then the Company may be required to obtain some form of license or other proprietary right as a third party from Desnoes & Geddes in connection with the use of the Company's Red Dragon mark. No assurance can be given that any licenses or arrangements required for the use of the Red Dragon mark would be made available on terms acceptable to the Company, if at all.

     The inability of the Company to use its Red Dragon mark may adversely affect the Company's beer distribution business. Further, the inability of the Company to use its Red Dragon mark in connection with its beer business may require the Company to develop and implement alternative trademarks for its beer products, which may require the Company to incur substantial costs related to such development and implementation.

     The Company believes that an important aspect of its business will relate to the ongoing development of its own house brands. As such, the Company expects to pursue registration of additional trademarks whenever possible and to oppose vigorously any infringement of its marks. As a result of the foregoing, the Company may in the future receive communications from other parties asserting that the Company is infringing certain trademark rights of others. No assurance can be given that any such claims will not result in protracted and costly litigation and that damages for infringement will not be assessed. Further, there can be no assurance that any of the Company's trademarks will not be infringed upon or designed around by others, or that the Company can adequately prosecute or defend any infringements.

Distribution Agreements

     In addition to products that may be sold under trademarks owned by the Company, the Company also imports and distributes alcoholic beverage products under exclusive distribution agreements with suppliers of such products.

     Significant producer/source agreements currently include

         (1) a three (3) year import and distribution agreement with Cave du Vignoble Gursonnais appointing the Company the exclusive distributor in North America and the Caribbean Islands of all wine products produced by Cave du Vignoble Gursonnais (which agreement expired in 1999 and automatically renewed for additional terms of ten (10) years, since neither party gave the other sufficient written notice of non-renewal);

         (2) a three (3) year import and distribution agreement with Les Chais du Prevot appointing the Company the exclusive distributor in North America and the Caribbean Islands of all wine products produced by Les Chais du Prevot (which agreement expired in 1999 and automatically renewed for an additional term of three (3) years, since neither party gave the other sufficient written notice of non-renewal);

         (3) a ten (10) year import and distribution agreement with Vignerons De Buzet appointing the Company the exclusive distributor in the United States (excluding the State of New
                  York) and the Caribbean Islands of all wine products produced by Vignerons De Buzet (which agreement expires in 2007 and will automatically renew for an additional terms of five (5) years, unless either party gives the other sufficient written notice of non-renewal);

         (4) a five (5) year import and distribution agreement with Godet Freres appointing the Company the exclusive distributor in North America and the Caribbean Islands of all champagne products produced by Godet Freres (which agreement expires in 2002 and automatically renews for additional terms of five (5) years each, unless either party gives the other sufficient written notice of non-renewal).

     Prior to their expiration, the foregoing referenced agreements may be converted into non- exclusive agreements if the Company fails to meet certain performance criteria. The Company believes that there is a substantial likelihood, since it has failed to meet the performance criteria established in its agreements with Cave du Vignoble, Les Chais du Prevot and Godet Freres, that such agreements will convert to non-exclusive agreements. However, to date, the Company has not received any notice that any of these agreements are being converted to non-exclusive status. The Company believes that given the current development-stage nature of its business, the conversion of the foregoing referenced agreements into non-exclusive agreements will not have a materially adverse affect on the Company's business and its prospects.

     During the balance of 2000, the Company plans to expand the number of alcoholic beverage products under its management, as well as to increase the number of distribution channels for its products. This expansion may be accomplished by the acquisition of other importers and/or distributors of alcoholic beverage products.

     The Company entered into an agreement dated July 18, 2000 WCBI. WCBI is in the business of exclusively importing, selling, marketing and distributing imported beers and similar malt beverages. The agreement been canceled due to the inability of the parties to agree as to the valuation of certain balance sheet items. Under the agreement Cuidao was to serve as the sole and exclusive sales and marketer of all brands currently sold and any future products. The Company was to operate under WCBI's licenses and permits in the various jurisdictions in which WCBI is licensed. The WCBI agreement was for a term of five (5) years and was automatically renewal for successive three (3) years terms unless the parties have terminated their arrangement. Under the agreement, Cuidao was to pay the laid-in cost of such inventory out of receipts from customers for inventory up to the value of $119,000. All inventory over $119,000 was to be paid for at the laid-in cost in the Common Stock of the Company, the number of which shares would have been determined by dividing the monthly cost of inventory sold by the average offer price of the Company's shares during the month the product was sold. The shares were to have been issued within seven (7) days of the close of the monthly books. Since the date of the agreement, the Company took an inventory and determined that it does not exceed $119,000. The Company had agreed to assume WCBI's lease for its premises in Oakland Park, Florida and to satisfy any and all current existing accounts payable and other obligations of WCBI.

     On July 19, 2000 the Company entered into a service agreement with Reubin Share ("Share"), a principal of WCBI. In addition to the WCBI agreement and the Share service agreement, the Company entered into termination option agreement dated July 19, 2000 which provided that the other agreements are inter-dependent. This agreement allowed that if one agreement was terminated, then either party may elect to terminate the other agreement. Due to the cancellation of the WCBI agreement, all three agreements are now null and void.

     In addition, the Company has numerous regional and State of Florida letters of appointment for exclusive distribution of wine produced or for exclusive marketing, which appointments include the following companies or cave: Maison Riviere Fils, Savas, SA Cace Du Haut Poitou, Patriarche (Sovidis), Laibach Vineyards. These letters of appointment are for terms of one (1) to three (3) year and Management will evaluate each brand and its renewal priorities prior to the expiration of each letter of appointment.

     Effective July 13, 2000, the Company entered into a three (3) year distribution agreement with Dominion Wine Group LTD and Remy Pannier appointing the Company the exclusive distributor of all wines produced by Remy Pannier wines in the State of Florida and the Caribbean Islands. This agreement expires in 2003 and automatically renews for an additional term of five (5) years, unless either party gives the other sufficient written notice of non-renewal.

     By letter of appointment dated August 7, 2000, the Company became the exclusive distributor for the State of Florida for the line of Spanish wines imported by Beacon Wine Company, Inc. This agreement is for a term of three (3) years and may be extended upon the written agreement of the parties.

     Effective August 21, 2000, the Company entered into a three (3) year distribution agreement with Dominion Wine Group LTD and Willow Cove Winery appointing the Company the exclusive distributor of all wines produced by Willow Cove wines in the State of Florida and the Caribbean Islands. This agreement expires in 2003 and automatically renews for an additional term of five (5) years, unless either party gives the other sufficient written notice of non-renewal.

Employees and Consultants

     As of December 31, 1999, the Company employed five (5) persons other than its executive officers. One of these five persons is Robert K. Walker, whom the Company considers to be a key employee. As of the date hereof, the Company has six (6) employees.

     ROBERT K. WALKER has been General Manager of the Company since its inception, served as the Company's President from the Company's inception to March 1997. From December 1991 to January 1996, Mr. Walker was President of Leasing Associates, a Hollywood, Florida based company engaged in store site development for Food Lion, Inc. Also, from 1993 through 1995, Mr. Walker served as President of Never Burn, Inc., a Hollywood, Florida based sun care products distributor. Mr. Walker holds a BA degree from Virginia Wesleyan College. Mr. Walker's father is a Director of the Company. See "Management" and "Certain Relationships and Related Transactions."

     The Company has formed a team of consultants with which it may consult on various matters relating to the business of the Company. Consultants may not be officers or directors of the Company although they may be shareholders. The establishment of a consulting team is not intended to be a delegation by the Company's officers and directors of their power of management and control of the Company, as management and control of the Company shall at all times be retained by the Company's officers and directors. As of the date of this Prospectus, the following persons have agreed to provide consulting services to the Company:

     CORPORATE ANALYSIS GROUP INC. ("CAG") provides corporate management, strategic planning, corporate development, financial accounting and forecasting, marketing, structuring investor relations programs, contract negotiations and general administrative duties for the Company in relation to its activities worldwide with the exception of Europe. Under the terms of an advisory service agreement dated April 4, 2000 and automatically renewed on October 4, 2000, Dan Campbell, a shareholder in CAG and the person in CAG responsible for performing or overseeing the performance of CAG received a total of 687,500 shares of Form S-8 free trading Common Stock valued at $687,500 which has been and will be applied for billing services through April 3, 2000. The initial term of the agreement was six (6) months with an automatic six (6) month renewal unless notice was given by either party thirty (30) days prior to the renewal date. The shares were issued under the Company's 2000 Stock Plan registered with the Sec in May 2000. See "Principal Shareholders" and "Certain Relationships and Related Transactions".

     ST. MARTIN EQUITY GROUP INC. ("St. Martin") provides comparable services to the Company as CAG with relation to Europe. Under the terms of an advisory service agreement dated April 4, 2000 and automatically renewed on October 4, 2000, Dan Campbell, who is not a shareholder, officer or director of St. Martin but is the person responsible for performing or overseeing the performance of St. Martin received a total of 250,000 shares of Form S-8 free trading Common Stock valued at $250,000 which has been and will be applied for billing services through April 3, 2000. The initial term of the agreement was six (6) months with an automatic six (6) month renewal unless notice was given by either party thirty (30) days prior to the renewal date. The shares were issued under the Company's 2000 Stock Plan registered with the Sec in May 2000. See "Principal Shareholders" and "Certain Relationships and Related Transactions".

     STEPHEN H. DURLAND, CPA provides financial consulting services for the Company which encompass Securities and Exchange Commission ("SEC") accounting and reporting, capital funding accounting and reporting as well as merger and acquisition accounting and reporting. Under the terms of the retainer effective August 1, 2000, Mr. Durland received 5,000 shares of Form S-8 free trading Common Stock shares of the Company valued at $15,000 which will be applied to billing costs per hour and related approved cost disbursements. The term of the agreement is for six (6) months which term may be extended by the agreement of the parties. The shares were issued under the Company's 2000 Stock Plan registered with the SEC in May 2000. See "Certain Relationships and Related Transactions".

     KRISTENE P. KLEIN has been engaged by the Company to design and create labeling and advertising for the Company's products which comply with regulatory requirements. Under the terms of a service agreement effective August 1, 2000, Ms. Klein will be paid on a job for job basis. The agreement is for a term of one (1) year. Ms. Klein received 2,500 shares of Form S-8 free trading Commons Stock shares of the Company valued at $7,500 which will be applied toward payments due under this agreement. Such shares were issued under the 2000 Stock Plan filed registered with the SEC in May 2000. See "Certain Relationships and Related Transactions".

     YASMIN REGER RAIA has been engaged by the Company to find the source, review and evaluate new products for the Company to distribute from Belgium and South Africa. Under the terms of a service agreement effective July 31, 2000, Ms. Raia will be paid on a job for job basis. The agreement is for a term of one
(1) year. Ms. Raia received 5,000 shares of Form S-8 free trading Commons Stock shares of the Company valued at $15,000 which will be applied toward payments due under this agreement. Such shares were issued under the 2000 Stock Plan filed registered with the SEC in May 2000. See "Certain Relationships and Related Transactions".

                            THE COMPANY'S PROPERTY

     In January 1999, the Company used $110,190 of the proceeds from the offering of the Units issued under the Previous Registration towards the purchase of an approximate 9,600 square foot office/warehouse facility in an area of Hollywood, Florida known as the South Florida Industrial Park. The
Company considered the use of the proceeds towards the purchase of the office/warehouse facility to be a material, but necessary, change in the use of proceeds as described in the Company's prospectus relating to the offer and sale of the Units. The Company believes that acquisition of the office/warehouse facility has assisted the Company in its stated objectives of developing a distribution network (the Company's ability to inventory and warehouse its products allows it to more timely meet the delivery requirements of its distributors) and realizing certain operating efficiencies and product cost reductions. The acquired facility is approximately twenty-five (25) years old and is considered to be in excellent condition. The facility is adequately covered by insurance. This facility is used as the Company's headquarters and a portion of it provides rental income to the Company.

     The Company acquired the facility from Sebastiano and Nunzia Salemi, a husband and wife ("Sellers") for a total purchase price of $575,000. For purposes of financing the purchase of the facility, the Company entered into two separate promissory notes. The first promissory note was entered into by and between the Company and Em-Star Mortgage which was subsequently assigned to Sandra Cooper, Lake Worth, Florida, in the principal amount of $350,000 (the "First Note"). The second promissory note was entered into by and between the Company and the Sellers in the principal amount of $130,000 (the "Second Note").

     The First Note bears interest at a rate of 12.5% per annum for three years. The First Note provides for interest only monthly payments of $3,645.83, with the balance of $353,645.84 (assuming no prepayments) due and payable on February 1, 2002. The First Note is secured by a first mortgage and security agreement against the facility and in favor of Sandra Cooper.

     The Second Note bore interest at a rate of 12% per annum for two years. The Second Note provided for principal and interest monthly payments of $1,300 per month, with all principal and interest due and payable on January 22, 2001. The Second Note was secured by a second mortgage against the facility and in favor of the Sellers. The Company was in default on this Second Note and foreclosure proceedings were taken against the Company. To forestall foreclosure, a deposit was made to purchase the Second Note and 30-day extension granted. On August 31, 2000, under a convertible note acquisition arrangement with one of its existing shareholders, the Company received proceeds sufficient to pay off the Second Note and has secured a price guarantee within the agreement with a new Mortgage Note and Mortgage and Security Agreement. The Second Note as been discharged. See "Legal Proceedings" and "Certain Relationships and Related Transactions."

     Effective September 26, 2000, the Company entered into a second convertible note acquisition arrangement with the same party as the first. Under this agreement, the proceeds, which are payable on or before October 31, 2000, will be used to pay off the First Note. This price guarantee within this agreement is supported by a new Mortgage Note and Mortgage and Security Agreement which are being held in escrow pending payment of the full purchase price. See "Certain Relationships and Related Transactions."

     As of December 31, 1999, 4,800 square feet of the facility previously leased to Laker Airways, Inc was vacant. In November of 1999, Laker Airways, Inc. defaulted on its lease obligations, vacated the premises and, to the best of managements knowledge, ceased operations in the United States. The facility remained vacant until July 1, 2000 when the Company entered into a lease with Goodyear Tire & Rubber Co. ("Goodyear"). This lease is for a term of two (2) years. Rent is at the rate of $2,500 per month plus the fixed sum of $500 per month for the first two years as additional rent for the pro rata share of real estate taxes and building insurance. The tenant may extend the lease for one additional period of two (2) years at a base rent of $2,600 per month plus the sum of $500 per month as additional rent for the pro rata share of real estate taxes and building insurance, which pro rata share is subject to annual adjustment in the extended period. The Company granted Goodyear a right of first refusal to purchase or lease its property if it receives a bona fide offer from a third party during the term or extended term of the lease.

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves a high degree of risk and is not an appropriate investment for persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing any of the Company's Common Stock. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein.

     Development Stage Company; Limited Revenues. The Company is a development stage company with limited product sales and operating revenues. The Company has incurred cumulative losses from its inception and as of December 31, 1998 and December 31, 1999, had an accumulated deficit of $(335,581) and $(774,812) respectively. The Company anticipates that losses will continue for the foreseeable future as the Company continues its development and initial product marketing activities. The likelihood of the success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of the Company's products will continue or be significant, or that the Company will be able to sell its products at a profit. Future revenues and profits, if any, will depend on various factors, including, but not limited to, initial and continued market acceptance of the Company's products, and the successful implementation of its planned marketing strategies. Failure to achieve a satisfactory level of sales could impair the Company's ability to obtain required additional funds. See "Management Discussion and Analysis or Plan of Operation - Quarter Ended June 30, 2000."

     Uncertainty of Demand. Although the Company believes that a demand exists for its portfolio of alcoholic beverage products, the Company has not yet marketed its alcoholic beverage products to any significant extent. As such, the demand for the Company's products are not yet known. Although management of the Company has conducted what it believes is market research into the alcoholic beverage industry, absolutely no assurance can be given that sufficient demand for the Company's products exist such that the Company will be successful in its business endeavor. See "Management Discussion and Analysis or Plan of Operation
- General."

     Substantial Competition; Better Financed Competitors. The Company encounters and is likely to continue encountering substantial competition from a number of competitors, some of which possess greater resources than the Company. The principal competitive factors affecting the market for the Company's alcoholic beverage products include product quality and taste, packaging, brand recognition, price and distribution capabilities. There can be no assurance that the Company will be able to compete successfully against current and future competitors based on these and other factors. The Company competes with a variety of domestic and international suppliers of alcoholic beverage products, many of whom have substantially greater financial, distribution and marketing resources and have achieved a higher level of brand recognition than the Company. The Company anticipates increased competition in the specific niche areas of the alcoholic beverage industry that it intends to serve from major importers, distributors and suppliers of alcoholic beverages such as Monarch Import Co., Brown-Forman Company, Barton Beers Ltd., Kobrand Corporation, Canandaigua Brands, Inc. and Allied Domecq Spirits and Wines, each of whom has introduced and is marketing alcoholic beverages designed to serve specific niche areas of the alcoholic beverage industry. These large importers, distributors and suppliers dominate the overall importation and/or distribution of alcoholic beverages in the United States and the Company expects that certain of these companies, with their superior financial resources and established distribution networks, will seek further participation in niche areas of the alcoholic beverage industry through the increased acquisition of alcoholic beverage products to distribute, or the formation of distribution alliances with the producers of alcoholic beverage products which serve specific niche areas of the alcoholic beverage industry.

     Increased competition could result in price reductions, reduced profit margins and loss of market share, all of which would have a material adverse affect on the Company's business, financial condition and results of operations. See "The Company - Competition."

     Potential Fluctuations in Quarterly Results; Seasonality. The Company's quarterly operating results may vary significantly depending on factors such as the timing of new product announcements by the Company or its competitors, the timing of significant advertising and promotion campaigns by the Company, changes in the sales mix between the Company's beer, wine and spirits products, the impact of an increasing average federal excise tax rate as sales volume increases, increased competition, seasonality of sales of the Company's products, general economic factors, trends in consumer preferences, regulatory developments, including changes in domestic import duties and excise and other tax rates, changes in average selling prices or market acceptance of the Company's alcoholic beverage products and variations in shipping and transportation costs.

     The Company expects to experience higher sales in the third and fourth quarters of a calendar year due to increased consumption of alcoholic beverages during seasonal holidays. Fluctuations in sales due to seasonality may become more pronounced as the growth rate of the Company's sales slow.

     Based upon all of the foregoing, the Company believes that quarterly sales and operating results are likely to vary significantly in the future and that period-to-period comparisons of its results of operations will not be meaningful and should not be relied upon as indications of future performance. Further, it is possible that in some future quarter the Company's revenue or operating results will be below the expectations of public market analysts and investors. In such event, if a public market for the Company's securities were to develop in the future, the price of such securities could be materially adversely affected. See "Financials."

     Product Concentration; Dependence on New Product Introductions. The Company currently offers a relatively limited number of beer, wine and spirits products and believes that the sale of such beer, wine and spirits products will account for substantially all of the Company's sales for the foreseeable future. Therefore, the Company's future operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of these beer, wine and spirits products. There can be no assurance that the Company's beer, wine and spirits products will achieve market acceptance. Initial sales for a new alcoholic beverage product may be caused by the interest of distributors and retailers to have the latest product on hand for potential future sale to consumers. As a result, initial stocking orders for, or sales of, a newly introduced alcoholic beverage product may not be indicative of market acceptance and long term consumer demand. A decline in the demand for any of the Company's beers, wines and spirits as a result of competition, changes in consumer tastes and preferences, government regulation or other factors would have a material adverse affect on the Company's business, operating results and financial condition. In addition, there can be no assurance that the Company will be successful in importing, developing, managing, introducing and marketing additional new alcoholic beverage products that will sustain sales growth in the future. See "The Company."

     Reliance on Third-Party Producers. The Company does not produce any of the alcoholic beverage products that it presently markets and distributes. The Company's Red Dragon beer brands are produced in the People's Republic of China by Tsingtao Brewery No. 3, a brewery owned and operated by Tsingtao. The Company's wine and spirits products are produced in France by SICA-Les Chais du Prevot, Les Vignerons De Buzet, Cave du Vignoble Gursonnais, Godet Freres, Remy Pannier, in the United States by Willow Cove Winery and in South Africa by Laibach. The Company has entered into an exclusive Import and Distribution Agreement with each of these producers (hereinafter collectively referred to as the "Producers") which gives the Company the exclusive right to market and distribute in the United States all of the alcoholic beverage products produced by SICA-Les Chais du Prevot, Les Vignerons De Buzet, Cave du Vignoble Gursonnais and Godet Freres, and the Red Dragon beer brands only (consisting of a draft, light, extreme and amber beer) produced by Tsingtao Brewery No. 3 and in the State of Florida and in the Caribbean, the Remy Pannier and Willow Cove wines. Pursuant to the terms of each Import and Distribution Agreement entered into between the Company and the Producers, the Company is required to make certain minimum annual purchases of product from the Producers. During the 1999 calendar year, the Company did not meet any of its minimum annual purchase requirements. Failure by the Company to meet its minimum annual purchase requirements could result in the Import and Distribution Agreements converting from exclusive agreements to non-exclusive agreements; however, to date, the Company has not received notice that any of these agreements are being converted to non-exclusive agreements.

     The Company relies upon each of the Producers at all phases of production of the alcoholic beverage products which are imported, managed, marketed and distributed by the Company, including scheduling production to meet delivery requirements, packaging, performing quality control and assurance and performing regulatory compliance. The Company's relationship with each of its Producers is therefore critical to the Company's business, operating results and financial condition.

     The Company's dependence on the Producers entails a number of significant risks. The Company's business, results of operations and financial condition would be materially adversely affected if any one of the Producers were unable, for any reason, to meet the Company's delivery commitments or if a Producer were unable to continue to produce a product being marketed and distributed by the Company. In the event that a Producer were no longer able to supply the Company with a particular product, the Company would be required to identify, qualify and obtain an appropriate substitute product from a different producer of alcoholic beverage products. This identification, qualification and acquisition of an alternative product could take up to one year or longer, and no assurance can be given that alternative products would be available to the Company or that the producers of such alternative products would be in a position to satisfy the Company's production requirements on a timely and cost-effective basis. Any inability by the Company to obtain a consistent and adequate supply of the alcoholic beverages produced by the Producers on a timely basis or any other circumstances that would require the Company to seek alternative sources of supply would materially adversely affect the Company's revenues and goodwill and would therefore have a material adverse affect on the Company's business, financial condition and results of operations. See "The Company - Product Portfolio; and - Distribution Agreements."

     Foreign Production. Currently, all of the alcoholic beverage products to be managed, marketed and distributed by the Company are produced outside of the United States, and include production in China. The foreign production of goods is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls and changes in governmental policies. China currently enjoys most favored nation trading status with the United States. While the Company has not to date experienced any material adverse affects due to such risks, there can be no assurance that such events will not occur in the future with the result of possible increases in costs and delays of, or interferences with, product deliveries resulting in losses of revenues and goodwill. See "The Company - Product Portfolio."

     Foreign Currency and Foreign Exchange Regulation. As part of the Company's ordinary business operations, the Company will be required to purchase alcoholic beverage products from the Producers. The Company may be required to accomplish such purchases through the use of foreign currencies. As a result, fluctuations in exchange rates of the United States dollar against foreign currencies could adversely affect the Company's results of operations. The Company may attempt to limit its exposure to the risk of currency fluctuations by purchasing forward exchange contracts which could expose the Company to substantial risk of loss. In such a transaction, the Company would purchase a predetermined amount of foreign currency to ensure that the Company in the future will own a known amount of such currency to pay for goods at a predetermined cost. The Company believes that the use of such transactions will successfully allow the Company to better determine costs involved in its operations, and thus better manage currency fluctuations. There can be no assurance that the Company will in the future successfully manage its exposure to currency fluctuations or that such fluctuations will not have a material adverse affect on the Company. See "The Company - Product Portfolio."

     Dependence on Independent Distributors and Wholesalers; Customer Concentration. The Company expects to sell most of its alcoholic beverage products to unrelated distributors and wholesalers for resale to restaurants, bars and retail outlets. Accordingly, the Company is dependent upon these distributors and wholesalers to sell the Company's products and to assist the Company in promoting market acceptance of, and creating demand for, the Company's products. There can be no assurance that the Company's distributors will devote the resources necessary to provide effective sales and promotion support to the Company. The Company believes that it is likely that the vast majority of its sales in the future will be concentrated among ten or less distributors and wholesalers that serve all of North America and the Caribbean Islands. The Company believes that its future growth and success will depend in large part upon a few significant distributors and wholesalers. If one or more of these significant distributors were to discontinue selling, or decrease the level of orders for the Company's products, the Company's business would be adversely affected in the areas serviced by such distributors and wholesalers until the Company retained replacements. There can be no assurance however that the Company would be able to replace a significant distributor in a timely manner or at all in the event it were to discontinue selling the Company's products. In addition, there is always a risk that the Company's distributors will give higher priority to the products of other beverage companies, including products directly competitive with the Company's products, thus reducing their efforts to sell the Company's products. The Company's distributors may not contractually commit to make future purchases and therefore could discontinue carrying the Company's products in favor of a competitor's product or other alcoholic beverages at any time or for any reason.

     If any of the Company's significant distributors were to experience financial difficulties, or otherwise become unable or unwilling to promote or sell the Company's products, the Company's results of operations would be adversely affected. In addition, in some states, the Company's relationship with its distributors may be affected by laws that restrict enforceability of some contract terms, especially those related to the Company's right to terminate the services of its distributors. Accordingly, the Company's ability to change distributors in certain states may be adversely impacted by such laws. See "The Company - Marketing and Distribution."

     Development of New Products; Need to Manage Product Introductions. The alcoholic beverage industry is highly competitive and characterized by changing consumer preferences and continuous introduction of new products. The Company's goal is to expand its portfolio of alcoholic beverage products through the acquisition of new products serving niche segments of the industry, develop and manage such new products, and introduce such new products on a timely and regular basis to maintain distributor and retail interest and appeal to varying consumer preferences. The Company believes that its future growth will depend, in part, on its ability to anticipate changes in consumer preferences and acquire, manage, develop and introduce, in a timely manner, new alcoholic beverage products that adequately address such changes. There can be no assurance that the Company will be successful in acquiring, developing, introducing and marketing new products on a timely and regular basis. If the Company is unable to acquire and introduce new products or if the Company's new products are not successful, the Company's sales may be adversely affected as customers seek competitive products. In addition, the introduction or announcement of new alcoholic beverage products by the Company could result in reduction of sales of the Company's existing products, requiring the Company to manage carefully product introductions in order to minimize disruption in sales of existing products. There can be no assurance that the introduction of new product offerings by the Company will not cause distributors, retailers and consumers to reduce purchases or consumption of existing Company products. Such reduction of purchases or consumption could have a material adverse affect on the Company's business, operating results and financial condition. See "The Company - Product Portfolio."

     Ability to Identify and Consummate Suitable Acquisitions; Integration of Acquisitions. The Company expects to devote a substantial amount of time and expense in attempting to acquire other importers and distributors of alcoholic beverage products as a means of expanding the Company's alcoholic beverage product lines and distribution channels and to create certain operating efficiencies. Identifying appropriate acquisitions and proposing, negotiating and consummating acquisitions can be a lengthy and costly process. Furthermore, the Company may compete for acquisition opportunities with companies that may have greater resources than the Company. There can be no assurance that suitable acquisition candidates are available or can be identified or that acquisitions can be consummated on terms favorable to the Company. Acquisitions require the Company to attract and retain competent and experienced management personnel and require the implementation of management information systems and other operating systems. There can be no assurance that the Company will be able to successfully acquire and integrate other importers and distributors of alcoholic beverage products. Any failure or inability to efficiently acquire and integrate other importers and distributors may have a material adverse affect on the Company's results of operations or financial condition. See "Management Discussion and Analysis or Plan of Operation - General."

     Ability to Manage Growth. The Company is a development stage company which has not completely realized its business plan. The Company believes that as its business plan is more fully realized, the Company may experience a period of rapid growth that will result in new and increased responsibilities for management personnel and will place a significant strain upon the Company's management, operating and financial systems and resources. To accommodate any rapid growth and to compete effectively and manage future growth, if any, the Company will be required to implement and improve its operational, financial and management information systems, procedures and controls on a timely basis and to expand, train, motivate and manage its work force. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's existing and future operations. Any failure to implement and improve the Company's operational, financial and management systems or to expand, train, motivate or manage employees could have a material adverse affect on the Company's business, operating results and financial condition. See "The Company - Employees and Consultants" and "Management."

     Dependence on Consumer Acceptance; Strength of Economy. Although the Company believes it has the ability and experience to recognize potentially valuable products and to gauge trends in its business, the Company's revenues, nevertheless, will be substantially dependent on the success of its products, which depends, among other things, on rapidly changing consumer acceptance, which is difficult to predict and over which the Company will have little control. The Company's profitability and sales will depend on the strength of the economy, which can dictate consumers' spending habits on such items as alcoholic beverage products. No prediction can be made about the stability of the economy. Any prolonged downturn in the economy, whether real or perceived, could adversely affect the Company. See "The Company."

     Capital Requirements. The Company anticipates that, if it fails to achieve significant revenues or profitable operations from its initial marketing efforts, or if the initiation of sales of its alcoholic beverage products is delayed beyond planned time periods, it may require additional funding from IFG and other sources to develop and market its initial products, to expand its management team and for further marketing and product development. Other than the funding provided under the Loan Agreement with IFG, there can be no assurance that additional capital from any source other than that which is available under the Loan Agreement will be available when needed by the Company, or that such capital will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to curtail significantly its business activities or cease operations entirely.

     Government Regulation. Federal, state and local authorities extensively regulate the production and distribution of beer, wine and spirits. ATF and various state alcohol authorities regulate matters such as licensing, trade and pricing practices, labeling, advertising and relations with wholesalers and distributors. In the last several years, federal and state regulators have required warning labels to be placed on alcoholic beverages. It is uncertain what future regulations may be promulgated by these governmental agencies and the effect these regulations will have on the Company's business. In addition, Congress in 1991 substantially increased the amount of excise tax assessed upon alcoholic beverages and it is possible that additional increases in excise taxes could be promulgated in the future. Because the Company may be required to pay excise taxes as part of its ordinary business operations, any increase may cause a corresponding increase in the costs to the Company, thereby requiring the Company to raise prices or suffer reduced profit margins. It is unknown what the impact of future regulations will be, but it is possible that current or future governmental regulations of the type referenced above could materially adversely affect the Company's business. See "The Company - Government Regulation."

     Health Risks; Social Concerns. There has been substantial attention paid in recent years to the adverse social and health effects of alcohol consumption. Although some studies have indicated that moderate wine consumption may result in health benefits, other reports have sharply disputed these findings. Anti-alcohol groups have advocated more stringent labeling requirements and other governmental regulations generally unfavorable to the alcoholic beverage industry. More restrictive regulations, negative publicity regarding alcohol consumption or publication of studies which indicate a significant health risk from moderate consumption of alcohol could adversely affect the sale and consumption of alcoholic beverages and could have a material adverse affect on the Company's financial results. See "The Company."

     Control by Existing Management and Stockholders. Notwithstanding the offering by the Selling Shareholders, control of the Company will remain in the hands of its current directors, officers and stockholders. Accordingly, these persons will be able to elect a majority of the Board of Directors and to control the management of the Company. See "Management," "Principal Shareholders" and "Description of Securities."

     Lack of a Majority of Independent Directors. At the current time, the Company's board of directors has only four (4) independent directors [one of which is the father of the General Manager], and which constitutes a majority of the board. The Company's directors are either officers of the Company, persons related to the officers of the Company, or persons who provide consulting or advisory services to the Company in exchange for remuneration. See "Management."

     Lack of Experience of Management. Potential purchasers of the Company's Common Stock should be aware that management of the Company does not have any experience operating a company which has as its primary business, the importation and distribution of alcoholic beverage products. Accordingly, management is required to retain knowledgeable and experienced employees and consultants in the operations of the Company's business. There can be no assurance that the Company will be able to retain its current employees and/or consultants, or that it will be able to recruit knowledgeable and experienced employees and consultants in the future should it be necessary to do so. See "Management."

     Conflicts of Interests. The validity of the securities being offered by the Company hereby will be passed upon for the Company by Mintmire & Associates. Donald F. Mintmire, the sole owner of Mintmire & Associates, is the beneficial owner of 50,000 shares of Common Stock. Mr. Mintmire received the 50,000 shares of Common Stock in consideration for legal services rendered to the Company, which legal services included the rendering of general corporate advice, and preparing various corporate documents and plans and preparation of various Company agreements, including but not limited to the Company's preparation of its reports under the Securities Exchange Act of 1934, as amended. The Company filed a registration statement on Form S-8 under which the shares for the 2000 Stock Plan, including the shares granted to Mr. Mintmire, were registered. Because of Mr. Mintmire's status as a stockholder in the Company, he may have an inherent conflict of interest in rendering any opinions regarding the validity of any transactions undertaken by the Company, including an opinion regarding the validity of the securities being offered by the Company hereby. See "Certain Relationships and Related Transactions" and "Legal Matters."

     No Dividends on Common Stock Anticipated. The Company has not paid any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. Therefore, any potential purchaser of the Company's Common Stock whose decision to invest in the Common Stock is based upon an expectation of dividend payments should refrain from purchasing the Units. See "Dividend Policy."

     Dependence Upon Key Personnel. The Company's success is heavily dependent upon the continued active participation of its current executive officers, key employees and consultants. With the exception of Mr. Share, the Company does not have any employment agreements with any of its current executive officers and key employees. Loss of the services of one of these executives, employees or consultants could have a material adverse effect upon the development of the Company's business. The Company does not currently have "key-man" life insurance on any of its executive personnel and does not intend to do so in the foreseeable future. There can be no assurance that the Company will be able to recruit or retain other qualified personnel should it be necessary to do so. See "The Company - Employees and Consultants" and "Management."

     Dependence Upon Consultants. The Company has established a team of consultants which include persons with expertise in business areas important to the Company's operations. Various members of the Company's team of consultants consult with the Company regarding sales, marketing and operations efforts at the Company, but are employed elsewhere on a full-time basis. As a result, they can only spend a limited amount of time on the Company's affairs. There can be no assurance that the Company will be able to continue to retain the consulting services of any of its consultants, the loss of which may be detrimental to the Company. There is no assurance that the Company will be able to continue to attract and retain qualified consultants necessary for the development of its business. The failure to recruit additional scientific and technical consultants in a timely manner, would be detrimental to the Company's research and development programs and to its business. See "The Company - Employees and Consultants."

     Shares Available for Resale. Sales of substantial numbers of shares of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock prevailing from time to time. As of September 30, 2000, assuming conversion of all of the shares and exercise of all of the warrants by the Selling Shareholders, the Company will have 7,033,842 shares of Common Stock outstanding. Of such shares, 6,678,884 shares currently outstanding (including the 3,322,667 shares registered herein) are freely transferable without restriction of further registration under the Securities Act, unless they are held by "affiliates" of the Company within the meaning of Rule 144 promulgated under the Securities Act as currently in effect. However, notwithstanding that all of the Company's outstanding Common Stock may be sold by existing stockholders pursuant to Rule 144, certain of the Company's stockholders entered into an agreement with the Company and the Placement Agent under the Previous Registration (the "Lock-Up Agreement") pursuant to which such stockholders agreed not to sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, 444,000 shares of Common Stock without the approval of the placement agent or without the occurrence of certain events which are more particularly described in the Lock-Up Agreement. Further, certain of the Company's stockholders entered into an agreement with the Company (the "Promotional Share Lock-In Agreement") pursuant to which such stockholders agreed not to sell, pledge, hypothecate, assign or otherwise transfer or dispose of 1,746,000 shares of Common Stock without the occurrence of certain events, which are more particularly described in the Promotional Share Lock-In Agreement.

     The Company is unable to estimate when or the number of foregoing shares that may be sold by existing stockholders because such sales will depend upon the market price for the Common Stock, the personal circumstances of the seller and other factors. The future sales of Common Stock or the availability of such shares of Common Stock for sale may have an adverse affect on the market price of the Common Stock prevailing from time to time. If such future sales did adversely affect the market price of the Common Stock, the Company's ability to raise additional funds through an equity offering at such time could be adversely affected. See "Principal Shareholders, " "Selling Shareholders" and "Shares Eligible for Future Sale."

     Dependence  on  Trademarks  and   Proprietary   Rights;   No  Assurance  of
Enforceability. The Company's success will depend in part on its ability to obtain and preserve its trademarks and to operate without infringing the proprietary rights of third parties. There can be no assurance that any applications related to the Company's trademarks will provide the Company with a competitive advantage or will afford protection against competitors with products similar to those offered by the Company, or that competitors of the Company will not circumvent, or challenge the validity of, the Company's trademarks. In fact, the Company is currently experiencing opposition to its application to register its Red Dragon mark with the PTO, and no assurance can be given that the Company will be free from similar opposition with respect to other trademarks that the Company may wish to register in the future. In addition, in the event that another party infringes the Company's trademarks, the enforcement of such rights is at the option of the Company and can be a lengthy and costly process, with no guarantee of success. Finally, although to date no claims have been brought against the Company alleging that its trademarks infringe intellectual property rights of others, there can be no assurance that such claims will not be brought against the Company in the future, or that any such claims will not be successful. If such a claim were successful, the Company's business could be materially adversely affected. In addition to any potential monetary liability for damages, the Company could be required to obtain a license in order to continue to provide products under its trademarks or could be enjoined from utilizing its trademarks if such a license were not made available on acceptable terms. If the Company becomes involved in such litigation, it may require significant Company resources, which may materially adversely affect the Company. See "The Company - Trademarks."

     Dilution. The Articles of Incorporation of the Company currently authorize the Board of Directors to issue up to 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The power of the Board of Directors to issue shares of Common Stock, Preferred Stock or options or warrants is subject to shareholder approval in only limited circumstances. Shareholders have no preemptive rights. Following completion of the offering, any additional issuances of any of the Company's securities may have the effect of further diluting the equity interest of shareholders. See "Dilution,", "Management - Stock Option Plans" and "Description of Securities."

     Directors' and Officers' Indemnification. Under applicable law, the Company's directors will not, except for certain circumstances, be liable for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director. Further, the Company's Articles of Incorporation and Bylaws require the Company to indemnify and hold harmless its directors and officers from and against and in respect of certain losses, damages, deficiencies, expenses or costs which may be incurred or suffered by such directors and officers as a result of their serving in such capacities with the Company. See "Certain Provisions of Florida Law and of the Company's Articles of Incorporation and Bylaws."

     Placement Agent Unit Purchase Option Outstanding. Upon completion of the Previous Registration, the Company had outstanding a Placement Agent Unit Purchase Option to purchase an aggregate of 26,000 Units. For the life of the Placement Agent Unit Purchase Option, the holder thereof is given, at no cost and without assuming the risk of ownership of the Common Stock, the opportunity to profit from an increase in the market price of the Common Stock of the Company. The existence of such Placement Agent Unit Purchase Option might adversely affect the ability of the Company to raise equity capital on favorable terms, and such Placement Agent Unit Purchase Option may be exercised at any time, although none have been exercised to date.

     Potential Adverse Affect of Redemption of Previous Warrants. Commencing on the date of the Previous Registration, the Previous Warrants could be redeemed by the Company at a redemption price of $.05 per warrant upon not less than 30 days' prior written notice if, with respect to the Previous Warrants, the closing bid price of the Common Stock shall have averaged $10.00 per share or above for thirty (30) consecutive trading days ending within ten (10) days of the notice. Redemption of the Previous Warrants could force the holders (i) to exercise the Previous Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Previous Warrants at the then current market price when they might otherwise wish to hold the Previous Warrants or (iii) to accept the nominal redemption price which, at the time the Previous Warrants are called for redemption, is likely to be substantially less than the market value of the Previous Warrants. To date, the Company has not redeemed any of the Previous Warrants. See "Description of Securities - Previous Warrants."

     Registration and State Registration to Exercise Warrants. The holders of the Previous Warrants are able to exercise their warrants only if (i) a Registration under the Securities Act relating to the shares of Common Stock underlying the Warrants is then in effect and (ii) such shares of Common Stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Previous Warrants reside. Although the Company undertook and will use its best efforts to maintain current the prospectus covering the securities underlying the Previous Warrants required by federal securities laws, there can be no assurance that the Company will be able to do so in the future. The value of the Previous Warrants may be greatly reduced if the prospectus covering the securities issuable upon the exercise of the Previous Warrants is not kept current or if the shares of Common Stock are not qualified, or exempt from qualification, in the state in which the holders reside. Persons holding Previous Warrants who reside in jurisdictions in which such shares of Common Stock are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the Previous Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying shares of Common Stock for sale under all applicable state securities laws. See "Description of Securities - Previous Warrants."

     Secondary Trading of the Company's Shares May Not Be Possible in Some States. Secondary trading in the Company's Common Stock will not be possible in each state until the shares of Common Stock are qualified for sale under the applicable securities laws of the state or the Company verifies that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. There can be no assurance that the Company will be successful in registering or qualifying the Common Stock for secondary trading, or availing itself of an exemption for secondary trading in the Common Stock, in any state. If the Company fails to register or qualify, or obtain or verify an exemption for the secondary trading of its Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in the Company's Common Stock, a public market for the Common Stock will fail to develop and the shares could be deprived of any value. The Company has been published in Standard & Poor's Manual since May 31, 2000. This listing should qualify the Company in those states that recognize such a listing as an exemption.

     Risks of  Low-Priced  Stocks;  Possible  Effect of "Penny  Stock"  Rules on
Liquidity of the Common Stock and Warrants. The Common Stock and Warrants offered hereby may become subject to certain rules and regulations promulgated by the SEC pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Act") which impose strict sales practice requirements on broker-dealers who sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by the Penny Stock Act, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent for the transaction prior to sale. Consequently, such act may affect the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of purchasers in this offering to sell any of the Common Stock and Warrants acquired hereby in the secondary market.

     The Penny Stock Act generally define a "penny stock" to be any security not listed on an exchange or not authorized for quotation on the Nasdaq Stock Market that has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), the act requires delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the market for the penny stocks. Disclosure also is required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities must be provided. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

     The foregoing penny stock restrictions will not apply to the Company's Common Stock if such securities are listed on an exchange or quoted on the Nasdaq Stock Market, it has a certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible asset or average revenue criteria. There can be no assurance that the Company's Common Stock will qualify for exemption from the Penny Stock Act. In any event, even if the Company's securities were exempt from the Penny Stock Rules, they would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which gives the SEC the authority to prohibit any person who is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the SEC finds that such a restriction would be in the public interest. At such time as the Company's Common Stock are subject to the rules on penny stocks, the market liquidity for the Company's Common Stock could be severely adversely affected.

                               USE OF PROCEEDS

     All of the shares of Cuidao's Common Stock covered by this Prospectus are being offered for the account of the Selling Shareholders listed herein. The Company will not receive any proceeds from this offering.

                               DIVIDEND POLICY

     The Company has never paid or declared any cash dividends on its Common Stock and does not intend to pay dividends on its Common Stock in the foreseeable future. The Company presently expects to retain its earnings to finance the development and expansion of its business. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other relevant factors. See "Description of Securities."

                                  DILUTION

     The Company reserved an aggregate of 5,000,000 shares of its Common Stock for its officers, directors, employees and consultants to purchase or for awards pursuant to its Stock Option and Incentive Plans. As of the date of this Prospectus, the Company has not issued any options pursuant to the terms of its Stock Option Plans, but has awarded and issued the 1,000,000 shares registered for the 2000 Stock Option Plan. The remaining reserve of 4,000,000 shares will cover any shares underlying options which may be granted by the Company pursuant to these plans. The issuance of shares of the Company's Common Stock or options which are then exercised upon would result in further dilution in the interests of stockholders if at the time of exercise, the Company's net tangible book value per share is greater than the exercise price of any such options or awards. See "Management - Stock Option Plans."

                               CAPITALIZATION

     The following tables set forth at December 31, 1999 and June 30, 2000 the actual capitalization of the Company. The table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus.


                                                               DECEMBER 31, 1999
                                                               -----------------
                                                                     AUDITED (1)
                                                                 ---------------
 Stockholders' equity (deficit):
  Common Stock, $.0001 par value, 100,000,000 shares
     authorized; 2,402,175 shares outstanding..............          $      240
  Additional paid-in capital................................            768,812
Accumulated deficit in development stage....................           (774,069)
                                                                       ---------
     Total stockholders' equity.............................             (5,017)



                                                                         -------
          Total capitalization..............................           $ (5,017)
                                                                          ======

                                                                   JUNE 30, 2000
                                                                 ---------------
                                                                   UNAUDITED (1)
                                                                 ---------------
 Stockholders' equity (deficit):
  Common Stock, $.0001 par value, 100,000,000 shares
     authorized; 3,158,374outstanding................                $      316
 Common Stock Held in Escrow                                                (23)
  Additional paid-in capital.............................               768,760
Accumulated deficit in development stage.................              (962,741)
                                                                       ---------
     Total stockholders' equity..........................             $(193,688)
                                                                       ---------
          Total capitalization...........................             $(193,688)
                                                                          ======
 ----------------


(1) Derived from the Financial Statements of the Company included elsewhere in this Prospectus.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

     The Company's current portfolio of beers consists of a line of beers produced in the People's Republic of China by Tsingtao Brewery No. 3, a brewery owned and operated by Tsingtao Brewery Co., Ltd. [Red Dragon Draft, Red Dragon Xtreme, Red Dragon Light, and Red Dragon Amber]. The Company's marketing strategy for its line of Chinese beer first is to introduce its Red Dragon product line to Asian-theme restaurants (primarily Chinese restaurants), stressing the fact that the Company's line of Chinese beer products will provide the restaurateur with a product that he or she currently does not have, that is, a diversified light, amber and draft Chinese beer line. The Company's Red Dragon Xtreme has been well received by the consumer. It is distributed through the Company's distributors to the off-premise retail stores and retail chains.

     With its wine products, the Company has been successfully introducing its imported wines throughout the State of Florida. Regional state-wide distribution on the East coast began in the second quarter of year 2000 and will continue into the third quarter through distributors and sub-distributors. The Company's marketing and sales strategy with respect to its wine products will be to provide the off- premise merchandise market with quality products at a reasonable cost to the retailer and the consumer. Some of the Company's wine portfolio suppliers include Patriarche, Cave Du Haut Poitou, Savas, Maison Riviere, Remy Pannier and Willow Cove. The Company has had moderated success in its introduction of its wines imported from South Africa produced Laibach Vineyards.

     The Company currently is awaiting several wine label approvals from the ATF, so that it might begin to distribute certain items in its wine portfolio. The Company has contractual rights to several spirit products. Upon ATF label approval and compliance, which are expected by the third or fourth quarter of 2000, these products will begin to be distributed by the Company.

     During the balance of 2000, the Company plans to expand the number of alcoholic beverage products under its management, as well as to increase the number of distribution channels for its products. This expansion may be accomplished by the acquisition of other importers and/or distributors of alcoholic beverage products. The arrangement with WCBI were to have begun this process. These distributors include beer and/or wine distributors throughout the East coast. Upon review of suitable acquisitions, management will diligently pursue and acquire a minimum of two (2) acquisitions per year. The Company believes that when such acquisitions are combined with its other product portfolio, benefits will arise from consolidating expenses, which will in turn enhance its profit structure.

     The Company intends to continue three basic principal objectives: (1) aggressively manage and market its current portfolio of beers, wines and spirits in specific niche markets of the overall alcoholic beverage industry; (2) to expand its management and administrative personnel to support its alcoholic beverage product lines; and (3) to expand its product line and distribution channels through strategic alliances and/or through acquisitions of other importers and distributors of alcoholic beverage products or through the acquisition of producers of alcoholic beverage products.

December 31, 1999 and 1998

Results of Operations

     During the twelve month period ending December 31, 1999, the Company increased its revenues $94,928 or approximately 138%, compared to revenues during the comparable period of 1998. The increased revenues resulted primarily from an increase in sales, which were a direct result of the Company's overall marketing efforts. A portion of the Company's revenues ($37,628) constituted rent from a portion of the Company's new facility, which was leased to an airline. During the twelve months of 1998, the Company did not own this facility, and accordingly, did not receive rent as a result of the lease.

     Management believes that continued implementation and expansion of the Company's use of beer distributors and an increase in wine and liquor sales by using a similar method will have a positive result on sales and revenues in the future. The Company is pursuing additional marketing opportunities, which management anticipates will have a positive impact in the future.

     With reference to the various alcoholic products marketed both on a wholesale basis and as a distributor, profit percentages for various products vary depending upon which product is being marketed and depending upon which venue it is marketed through; i.e., whether to a wholesaler or marketed directly to retailers by the Company acting in some instances as its own distributor.

     Usually, beer products marketed to other distributors attain approximately 25% to 30% gross profit, while wine and spirit products attain between 35% to 40% gross profit. These gross profit margins represent an amount over and above the cost of goods sold including all shipping, freight and duty (U.S. Custom charges). When the Company acts as its own distributor, the gross margins are higher due to the Company capturing the profit margins the distributor adds on to goods which are sold to retailers, which should add approximately an additional 25% to 30%. Thus goods sold by the Company acting as its own distributor should result in a gross profit margins of approximately 45% to 55%.

     Overhead and cost of operations, office, warehouse, marketing expense and administrative staff and other expenses are paid out of the revenues generated through the traditional and/or non-traditional means described above. It is a primary concern of the Company to keep all expenses to as much of a minimum as possible without sacrificing the quality of marketing of any products and without diminishing any areas which need to be explored. This is why the Company has limited the amount of administrative staff and why many duties which are normally delegated are being performed by management. Essentially the philosophy of management is to be as professional as possible in the marketing of products and establishment of distributors and simultaneously to be as frugal as possible with the limited funds it has available.

Financial Condition

     The Company's balance sheet for the period ended December 31, 1999, reflects the acquisition of a new building. Management concluded that in both short and long term, it was more financially prudent to own its own facility than to pay a total rent which was higher than the resulting mortgage. During the fourth quarter of 1999 the tenant occupying the adjacent space to the Company began experiencing financial difficulty and was forced to cease operations in the first part of the year 2000. This left one side of the building unoccupied. The Company secured a new tenant, but such tenancy did not commence until July 2000. Therefore, the Company had an additional financial hurdle of the shortfall created by this vacancy. Management concluded that the prudent immediate solution was to refinance the building at a more desirable interest rate and on more desirable terms. It was anticipated that this action whould result in a lower monthly debt service and not only solve the immediate issue but greatly enhance the long range outlook.

     In addition the Company realized during the Fourth Quarter of 1999, that its Notes Receivable and other sums due from Investors Conceptual Services Incorporated. were seriously delinquent. Management was advised to write these sums due off its balance sheet. Management is pursuing the collection of this debt through legal action. This delinquency of repayment to the Company left the Company with a shortage of working capital in the fourth quarter of 1999 and the first quarter of 2000. Management sought resolution to this problem and finalized the loan arrangement under which the Loan Agreement with the Selling Shareholders was completed. However, should the Company need additional capital beyond this loan arrangement, there is no assurance that management will be successful in raising additional working capital. Management believes that the Loan Agreement provides the necessary working capital so that it is now in a position for sales and revenues to increase significantly.

Liquidity and Capital Resources

     The Company's products, particularly its beer products, are receiving significant market acceptance. Prior to the loan arrangement with IFG, sales growth has been constrained by the Company's shortage of working capital. The Company's suppliers require payment at or before time of shipment and the Company's customers do not pay for the products until they receive them. As yet, the Company does not have adequate working capital to import sufficient products to meet market demand. At the end of the third quarter 1999, management finalized a distribution alliance with a major wine producer located in Beaune, France. The Company believes that these two credit facilities will enable the Company to increase revenues and resulting profits. Management sought funds from the Selling Shareholders to sufficiently capitalize the Company's growth plans.

June 30, 2000 and 1999

Results of Operations for the Three Months Ending June 30, 2000 and 1999

     During the three month period ending June 30, 2000 and 1999, the Company had revenues of $54,485 and $31,564 respectively. This is an increase in revenue of $22,921, or approximately 73%, compared to revenues during the comparable period of 1999. The increased revenues resulted primarily from an increase in sales, which were a direct result of the Company's overall marketing efforts.

     The Company did not receive rent revenue during the three month period ending June 30, 2000 from that portion of the Company's new facility which was leased to the airline. The Company executed a new lease on this portion of its facility with Goodyear Tire & Rubber, Co. The lease term commenced July 1, 2000.

     During the three month period ending June 30, 2000 and 1999, the Company had General and Administrative operating expenses of $123,274 and $66,987, respectively. This increase was due primarily to the Company's increased marketing efforts and inventory storage and handling costs.

     Management believes that continued implementation and expansion of the Company's use of beer distributors and an increase in wine and liquor sales by using a similar method will have a positive result on sales and revenues in the future. Through its distributiion alliance with WCBI, the Company expected to maximize the rollout of its Red Dragon beer products by reaching more retail and specialty stores, without the need to increase the Company's personel or payroll expenses. However, due to the cancellation of the WCBI deal, the Company is now seeking other avenues for such distribution. In addition, personel and payroll expenses will be increased since the Company intends to hire an Asian brand development/salesperson to work specifically with the on-premise accounts and to assist out-of-state distributors on a part time basis.

     With reference to the various alcoholic products marketed both on a wholesale basis and as a distributor, profit percentages for various products vary depending upon which product is being marketed and depending upon which venue it is marketed through; i.e., whether to a wholesaler or marketed directly to retailers by the Company acting in some instances as its own distributor. Usually, beer products marketed to other distributors attain approximately 25% to 30% gross profit, while wine and spirit products attain between 35% to 40% gross profit. These gross profit margins represent an amount over and above the cost of goods sold including all shipping, freight and duty (U.S. Custom charges). When the Company acts as its own distributor, the gross margins are higher due to the Company capturing the profit margins the distributor adds on to goods which are sold to retailers, which should add approximately an additional 25% to 30%. Thus on goods sold by the Company, acting as its own distributor it is anticipated that it will achieve gross profit margins of approximately 45% to 55%.

     Overhead and cost of operations, office, warehouse, marketing expense and administrative staff and other expenses are paid out of the revenues generated through the traditional and/or non-traditional means described above. It is a primary concern of the Company to keep all expenses to as much of a minimum as possible without sacrificing the quality of marketing of any products and without diminishing any areas which need to be explored. This is why the Company has limited the amount of administrative staff and why many duties which are normally delegated are being performed by management. Essentially the philosophy of management is to be as professional as possible in the marketing of products and establishment of distributors and simultaneously to be as frugal as possible with the limited funds it has available.

Financial Condition

     The Company's balance sheet for the period ended June 30, 2000, reflects the acquisition of a new building. Management concluded that in both short and long term, it was more financially prudent to own its own facility than to pay a rent which was higher than the resulting mortgage.

     The Company executed a loan agreement with IFG. which it believes will provide it with the necessary initial working capital required to effectively execute its business plan. The Company believes that by expanding its product distribution and thereby increasing sales revenues it will generate internally sufficient working capital to enable management to continue its goal to increase the number of distribution channels for its products. It is the Company's belief that once it is able to expand its product line and distribution channels it will be able to rely on its own internally generated cash flow to support its operations.

Forward-looking Statements

     This Prospectus contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities
Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical assumptions or facts. Specifically, this report contains forward-looking statements regarding anticipated future sales and revenues and the methods and strategies of increasing those sales and revenues. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to, management's ability to implement its marketing strategy, the availability of capital through sale of additional common stock or other means, including the availability of products for sale through credit insurance and distribution alliances, changes in general economic conditions, foreign exchange rate fluctuations, competitive product and pricing pressures, the impact of tax increases with respect to alcoholic beverage products, regulatory developments, as well as other risk and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

     The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, data contained in the Company's records and other available data from third parties, but there can be no assurance that Management's expectations, beliefs or projections will result, or be achieved, or be accomplished.

                               LEGAL PROCEEDINGS

     The Company filed a lawsuit against Investors Conceptual Services Incorporated. ("ICS"). This action is for non-payment of funds owed to the Company by ICS. The amount of this debt was specified in an agreement between the Company and ICS. ICS interposed a defense and made a motion on the pleadings. The Company is in the process of filing an amended complaint. Under the agree ment, ICS was issued 25,000 shares of the Company's Common Stock in December 1999, but the Company did not receive the full proceeds for the sale of shares. See "Certain Relationships and Related Transactions."

     As of December 31, 1999, the Company had a disputed bill relating to printing charges with Bowne of Los Angeles. As of the date of this Prospectus, Company is in the process of attempting to reach an equitable settlement with reference to this disputed amount. Bowne secured a judgment against the Company ofr approximately $85,000. The Company filed a notice of appeal and has filed its appellate brief. Bowne has indicated that it will seek to enforce the California judgment in Florida. At such time as the Company is served with any such enforcement attempt, it intends to seek a stay of enforcement pending the outcome of the California appeal.

     As of June 30, 2000, the Company was in default under the terms of the Second Note which by its terms had been brought current the Company's First Note. In addition, the monthly payments for February though June of 2000 were in arrears. A lease with a national credit tenant for fifty percent (50%) of the Company's building was signed with Goodyear. The tenancy commenced July 1, 2000.

     On July 12, 2000, a summary judgement was entered by Broward Circuit Court in favor on the Second Note holders in the amount of $172,756.93. Sale of the property was scheduled for August 2000. The Company arranged for a current shareholder to make a deposit while a refinancing package could be completed. This shareholder made an initial deposit of $25,000 and the sale was postponed for 30 days. On August 31, 2000, through a convertible note acquisition agreement with the existing shareholder, the Company received proceeds sufficient to pay of the Second Note. Effective September 26, 2000, the Company entered a second convertible note agreement with this shareholder under which the proceeds, which are due on or before October 31, 2000 unless extended, will be used to pay off the First Note. Both convertible note arrangements, the Company has given a price guarantee which is supported by a Mortgage Note and a Mortgage and Security Agreement. See "Certain Relationships and Related Transactions."

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company, their ages and positions held as of the date of this Prospectus are set forth below:

   NAME                             AGE           POSITION(S) HELD
 ---------                        ------       --------------------------

C. Michael Fisher                   46         Chairman of the Board, President,
                                               Chief Financial Officer and
                                               Director

Robert K. Walker (1)                45         General Manager

Francis J. Hornik, Jr.              59         Director

Robert H. Walker                    66         Director

Thomas J. Dobson                    50         Director

Carl E. Schubert                    46         Director

----------------

(1) Mr. Walker is not an executive officer of the Company, but is listed by reason of his status as General Manager.

     C. MICHAEL FISHER has been Chairman of the Board, President and a Director of the Company since March 31, 1997. Mr. Fisher became Chief Financial Officer of the Company on March 30, 1998. Mr. Fisher is also President of Fisher and Associates Realty and Princessboro Development Co., Inc., which are real estate development firms located in Virginia Beach, Virginia; positions which he has held since 1980 and 1984 respectively. In his capacity as President of Fisher and Associates Realty and Princessboro Development Co., Inc., Mr. Fisher has been responsible for locating sites, obtaining anchor tenants and performing leasing duties for approximately fifteen (15) food and drug retail shopping centers throughout the Mid-Atlantic region of the United States. Mr. Fisher holds a BA degree from Virginia Wesleyan College.

     ROBERT K. WALKER has been General Manager of the Company since its inception, served as the Company's President from the Company's inception to March 1997 and has been a Director since January 26, 2000. From December 1991 to January 1996, Mr. Walker was President of Leasing Associates, a Hollywood, Florida based company engaged in store site development for Food Lion, Inc. Also, from 1993 through 1995, Mr. Walker served as President of Never Burn, Inc., a Hollywood, Florida based sun care products distributor. Mr. Walker holds a BA degree from Virginia Wesleyan College. Mr. Walker's father is a Director.

     FRANCIS J. HORNIK, JR. has been a Director of the Company since April 21, 1997. Since 1980, Mr. Hornik has been the sole proprietor of his own public accounting firm located in Chesapeake, Virginia.

     ROBERT H. WALKER has been a Director since January 26, 2000. Since 1960, Mr. Walker has been the President of Walker & LaBerge Co., Inc. of Norwalk, Virginia. Mr. Walker's son is the General Manager of the Company.

     THOMAS J. DOBSON has been a Director of the Company since January 26, 2000. Since 1985, Mr. Dobson has been the sole proprietor of numerous restaurants in the Tidewater area of Virginia.

     CARL E. SCHUBERT has been a Director of the Company since January 26, 2000. Mr. Schubert has been the President and owner of Towne Development Corp. since 1985.

Compensation of Directors

     The Company's directors will not receive compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Executive Compensation

     The following summary compensation table sets forth the aggregate cash compensation paid or accrued by the Company to each of the Company's executive officers and key employees for services rendered to the Company during the Company's fiscal year ended 1999 .


                        SUMMARY COMPENSATION TABLE

                                                          Long Term Compensation


                                  Annual Compensation                              Awards                         Payouts
(a)               (b)          (c)           (d)           (e)            (f)              (g)               (h)            (i)
                                                           Other          Restricted       Securities        LTIP           All
Name and                                                   Annual         Stock            Underlying        Pay-           Other
Principal         Year         Salary        Bonus         Compen         Award(s)         Options/          outs           Compen
Position                       ($)           ($)           -sation        ($)              SARs  (f)                        -sation
                                                           ($)                                                              ($)
C. Michael        1999         $  2,692      $0            $0             $0               $0                $0             $0
Fisher,
Chairman
of the
Board and
President
Robert K.         1999         $44,200       $0            $0             $0               $0                $0             $0
Walker
General
Manager
----------------- -----------  ------------  ------------- -------------- ---------------  ----------------- -------------- --------


Employment Agreements

     With the cancellation of the WCBI agreement, the Company has no outstanding employment agreements with any officer, manager or director of the Company.

Stock Option Plans

1997 Incentive Stock Option Plan

     The Company's 1997 Incentive Stock Option Plan (the "1997 Option Plan") was adopted by the Board of Directors and a majority of the shareholders of the Company on October 10, 1997. A total of 750,000 shares of Common Stock are reserved for issuance under the 1997 Option Plan. The 1997 Option Plan provides for the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and for the granting to employees and consultants of nonstatutory stock options. The

1997 Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"), which committee shall satisfy the applicable requirements of Section 16 of the Exchange Act and the Code. The Administrator determines the terms of options granted under the 1997 Option Plan, including the number of shares subject to the option, exercise price, term and the rate at which the options become exercisable. The exercise price of all incentive stock options granted under the 1997 Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock on the date of grant other than those granted to certain executive officers of the Company which must have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The exercise price of any stock option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in such consideration as determined by the Administrator, including cash and promissory notes. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option is limited to five years or less. The term of all other options may not exceed ten years. If not terminated earlier, the 1997 Option Plan will terminate in 2007. The Administrator has the authority to amend or terminate the 1997 Option Plan as long as such action does not adversely affect any outstanding options. In the event of a proposed sale of all or substantially all of the Company's assets, or a merger of the Company with or into another corporation, each option will be assumed or an equivalent option substituted by the successor corporation, unless the Administrator determines, in the exercise of its sole discretion, that the optionee will have the right to exercise the option as to some or all of the shares of stock covered by the option, including shares as to which the option would not otherwise be exercisable, in which case each option will be exercisable for 30 days from the date of notice of such determination.

1997 Directors' Stock Option Plan

     The 1997 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors and approved by a majority of the stockholders of the Company on October 10, 1997. A total of 250,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. The Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Plan is designed to work automatically without administration; however, to the extent administration is necessary, it will be performed by the Board of Directors. The Directors' Plan provides that each person who is a nonemployee director of the Company upon joining the Board of Directors, shall be granted a nonstatutory stock option to purchase 1,000 shares of Common Stock (the "First Option"). Thereafter, on January 1 of each year commencing January 1, 1998, each nonemployee director shall be automatically granted an additional option to purchase 500 shares of Common Stock (a
"Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 25% of the total number of shares subject to the First Option on each anniversary of the date of grant of the First Option; each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that

Subsequent Option. The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option. Options granted under the Directors' Plan have a term of ten years. In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each nonemployee director shall have either (i) a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate or (ii) the right to exercise the option, including any part of the option that would not otherwise be exercisable, or receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger or reorganization. The Board of Directors may amend or terminate the Directors' Plan; provided, however, that no such action may adversely affect any outstanding option, and the provisions regarding the grant of options under the plan may be amended only once in any six-month period, other than to comport with changes in the Employee Retirement Income Security Act of 1974, as amended or the Code. If not terminated earlier, the Directors' Plan will have a term of ten years.

     During the period in which the Previous Registration is effective, the total amount of shares of Common Stock issuable pursuant to outstanding options of the Company granted under the 1997 Option Plan and the Directors' Plan shall not exceed 10% of the shares of Common Stock to be outstanding upon completion of the offering of the Units previously registered.

1999 Equity Incentive Plan

     In February 1999, the Company amended the 1997 Incentive Stock Option Plan by adopting the 1999 Equity Inventive Plan. The revisions adopted by the Board of Directors provide, at the discretion of the Board, for the grant of stock options, appreciation rights, restricted stock awards, performance shares and performance units to directors, officers, key employees and consultants of the Company. The plan authorizes the issuance of up to 3,000,000 shares of the Company's Common Stock.

2000 Employee/Consultant Stock Compensation Plan

     The Company adopted the 2000 Employee Consultant Stock Compensation Plan effective April 1, 2000. Under this plan, the Company can compensate consultants and certain other Employees who have provided bona fide services to the Company, through the award of Common Stock of the Company. The plan authorizes the issuance of up to 1,000,000 shares of the Company's Common Stock. The Company filed a registration statement with the SEC on Form S-8 to cover this plan on May 22, 2000. All 1,000,000 shares have been awarded under this plan.

                           PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of September 30, 2000 regarding ownership of the Company's common stock (i) by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) by each director of the Company, (iii) by certain related stockholders and (iv) by all executive officers and directors of the Company as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted. As of September 30, 2000, there were 4,033,875 shares of the Company's Common Stock outstanding. This number inckudes 622,700 shares held in escrow against the conversion of the Notes, exercise of the Warrants and pursuant to the terms of the convertible note transactions, the proceeds of which are for the purpose of paying off the First Note and the Second Note on the Company's Property. The percentage of beneficial ownership calculation below is based upon the 3,411,175 shares that currently are entitled to vote on all shareholder issues.


Name and
Address of                                                          Percent
Beneficial                                  Number of               Beneficially
Owner                                       Shares Owned            Owned
-------------                               ------------            ------------

C. Michael Fisher (1)(2)                    394,000                 11.55%
1717 Jermyn Lane
Virginia Beach, VA 23454

Robert K. Walker (3)                        719,200                 21.08%
3835 S.W. 56th Street
Ft. Lauderdale, FL 33312

Francis J. Hornik, Jr. (2)                    1,200                 00.04%
3307 Cricket Hollow Lane
Chesapeake, VA 23321

Robert H. Walker (2)(4)                      61,200                 01.79%
2852 Chargleman Drive
Virginia Beach, VA 23451

Thomas J. Do                                 28,600                 00.84%
4054 N. Witchduck Road
Virginia Beach, VA 23455

Carl E. Schubert (2)                          8,200                 00.24%
1100 C Madison Plaza
Chesapeake, VA 23320


John W. Martin (6)                          400,000                 11.73%
5777 West Century Blvd.
Suite 1540
Los Angeles, CA 90045

Infinity Financial Group
("IFG")(7)                                                          00.00%
5320 NW 10th Terrace
Fort Lauderdale, FL 33309

W.M. Properties of South                                            00.00%
Florida, Inc. (8)
1800 N. Dixie Highway
Hollywood, FL  33020

Daniel Campbell (9)                         689,650                 20.22%
1304 SW 160 Avenue
Suite 294
Sunrise, FL 33326

All officers and directors
as a group (5 persons)                      493,200 (10)            14.46%
--------------------

(1) Includes 156,000 shares held by Euro Imperial Group, Ltd., a corporation in which Mr. Fisher is the beneficial owner of all of the shares of common stock. Also includes 220,000 shares (1/2 of 440,000) held by Paris International Holding, Ltd., a corporation in which Mr. Fisher is the beneficial owner of one-half (1/2) of the shares of common stock of such corporation and 800 shares owned by Katie Fisher and Lauren Fisher, the children of Mr. Fisher.

(2)  Each of the Directors was granted 1,200 shares on September 15, 2000.

(3) Includes 220,000 shares (1/2 of 440,000) held by Paris International Holding, Ltd., a corporation in which Mr. Walker is the beneficial owner of one-half (1/2) of the shares of common stock of such corporation. Also includes 10,800 shares held by Kristopher Walker and Kendall Walker, Mr. Walker's minor children.

(4) Mr. Walker acquired 60,000 of his shares prior to March 1997 and prior to becoming a Director in 2000.

(5)  Includes 10,000 shares Mr. Dobson ownes as joint tenants with his wife.

(6) Mr. Martin received such 400,000 shares in consideration for legal services rendered to the Company, which legal services included the rendering of general corporate advice, and preparing various corporate documents and plans, in connection with the formation and organization of the Company, the negotiation and preparation of various Company agreements, including but not limited to the Company's agreements with its producers and distributors, and the rendering of advice, and the preparation of documents, in connection with the private and public offering of the Company's securities in accordance with applicable federal and state securities laws.

(7) As of the date hereof, IFG holds 322,700 shares in escrow and has made advances totally $177,245.40 under the Loan Agreement. Assuming that the 622,7000 shares held in escrow were able to vote, such 322,700 shares would represent 8.00% of the voting shares of the Company. See "Selling Shareholders."

(8) As of the date hereof, W.M. Properties of South Florida Inc. has advanced and committed to advance $525,000 to the Company for the purpose of paying off the First Note and the Second Note. The arrangements include a price guarnatee and are supported by convertible mortgage notes with mandatory conversion features into shares. A total of 300,000 shares are held in escrow for such conversion. Assuming that the 622,7000 shares held in escrow were able to vote, such 300,000 shares would represent 7.44% of the voting shares of the Company. See "Certain Relationships and Related Transactions."

(9) Mr. Campbell received a total of 937,500 shares of Form S-8 Common Stock as a result of the Company's agreements with CAG and St. Martin for the initial term and the renewal term of the agreements since he is the primary person who will perform or oversee the performance of both of these agreements. While Mr. Campbell is a shareholder of CAG, he is not an officer, director or shareholder of St. Martin. Mr. Campbell has sold or exchanged 248,000 shares received to cover the costs and expenses of services provided by CAG and St. Martin under the agreements. See "Certain Relationships and Related Transactions."

(10) Since Mr. Robert Walker is not an officer or director of the Company, his shareholdings have not been included in this calculations. However, by virtue of his position as General Manager, it is expected that he will support the positions taken by the officers and directors. If his shares were to be included in the calculation, a total of 1,212,400 shares would be voted by Management. This would represent beneficial ownership of 35.54% in the hands of current management.

                               SELLING SHAREHOLDERS

     All of the 3,322,667 shares of Cuidao's Common Stock covered by this Prospectus are being offered for the account of IFG as Lender under a Loan Agreement dated April 5, 2000 and the related Registration Rights Agreement dated April 5, 2000. The shares covered by this Prospectus have not been adjusted for the Forward Split although the Loan Agreement and related documents contain anti-dilution provisions which will cause the adjustment of this number.

     Under the Loan Agreement, IFG agreed to make loans to the Company of up to $1,825,000 in installments for a period commencing with the date of the agreement and ending on April 4, 2004 (the "IFG Loan Commitment"). Under the terms of the IFG Loan Commitment, each installment is supported by a convertible note and security agreement and the Lender is granted warrants to purchase shares of the Company's Common Stock. Both the notes and the warrants contain anti- dilution provisions which allow for an adjustment to the number of shares when certain enumerated events occur. A forward split is such an event. The notes bear interest at 8% per annum, run for a term of two years and are convertible at the fixed rate of $.75 per share. The warrants are exercisable for two years at a price of $1.50 per share. Further, initially 20,027 shares were held by IFG in escrow for the potential conversion of the initial note, interest for the term and exercise of the initial warrant. Under the terms of the IFG Loan Agreement, an initial loan of $11,000 was made on April 5, 2000. Further instalments were made to the Company and shares placed in escrow; to wit, a loan of $28,245 on April 26, 2000 with 51,425 shares placed in escrow; $20,000 on June 7, 2000 with 36,413 shares placed in escrow; $35,000 on June 15, 2000 with 63,722 shares placed in escrow; $35,000 on June 28, 2000 with 63,722 shares placed in esrow; $20,000 on July 6, 2000 with 36,413 shares placed in escrow; and a loan of $28,000 on August 17, 2000 with 50,978 shares placed in escrow. The Company granted IFG registration rights and was obligated to file a registration statement within one hundred and eighty days (180) days of the agreement. This Prospectus is part of the registration statement required by the registration rights granted to IFG. It covers the 3,322,667 shares of the Company's Common Stock which will be issued if all notes are issue and converted, including interest at the rate of 8% per annum for two (2) years at a fixed conversion price of $0.75 per share and if all of the Warrants are granted, which warrants are exercisable at $1.50. The issuance of the securities was made pursuant to Regulation D, Rule 506 of the Act.

     Under the terms of the Registration Rights Agreement, Cuidao is to pay all of the registration expenses incurred in connection with the registration of the shares and the reasonable fees and expenses of one (1) counsel for the Selling Shareholders, except that IFG is to pay all selling commissions, underwriting discounts and disbursements, transfer taxes and fees and expenses of separate counsel applicable to their sale of Cuidao's Common Stock to be issued pursuant to the agreements underlying the IFG Loan Commitment. The agreements provides that Cuidao must keep current and effective the registration statement covering these shares for the greater of (i) a period of at least four (4) years from the closing date and (ii) a period of at least ninety (90) days after all of the notes have been converted or paid and all the warrants have been exercised or have expired.

     Prior to the IFG Loan Commitment, neither IFG nor any of its officers, directors or principal shareholders have held any position or office nor have any of them had a material relationship with Cuidao or any of its affiliates within the past three (3) years.

     As of September 30,2000, the Company had 4,033,875 shares outstanding, which includes 322,700 shares held in escrow by IFG for loans made through September 30, 2000 and 300,000 shares held in escrow for W.M. Properties of South Florida Inc.

     Assuming that all the other shares registered hereby are issued, the total outstanding as of September 30, 2000 (including the escrowed shares), with no other shares issued, would be 7,033,842. In such event, IFG's ownership of 3,322,667 shares would represent 47.24% of the total voting shares of the Company and a controlling interest in it.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From March 31, 1996 to May 31, 1996, the Company issued 3,540,000 (of which 2,221,600 were subsequently cancelled) shares of its Common Stock to 5 persons for an aggregate cash purchase price of $4,040. Of the 1,318,400 remaining, purchasers of these shares included Robert K. Walker (488,400 shares), Euro Imperial Group Inc., of which C. Michael Fischer is the beneficial owner (156,000 shares) and Paris International Holding. Ltd. of which Mr. Walker and Mr. Fischer equal own 50% ( 440,000 shares).

     On April 29, 1996, the Company issued 400,000 shares of its common stock to John W. Martin in consideration for legal services rendered to the Company by the Law Offices of John W. Martin valued at $21,085. John W. Martin, the sole proprietor of the Law Office of John W. Martin was a director of the Company at the time of the issuance. The legal services rendered to the Company by the Law Office of John W. Martin included the rendering of general corporate advice, and preparing various corporate documents and plans, in connection with the formation and organization of the Company, the negotiation and preparation of various Company agreements, including but not limited to the Company's agreements with its producers and distributors, and the rendering of advice, and the preparation of documents, in connection with the private and public offering of the Company's securities in accordance with applicable federal and state securities laws.

     From approximately June 14, 1996 to March 31, 1997, the Company issued 443,600 shares of its common stock to 47 persons for an aggregate cash purchase price of $111,397. Purchasers of the 443,600 shares included Kristopher Walker, the minor child of Robert K. Walker, who acquired 800 shares of common stock for an aggregate purchase price of $200, Katie and Lauren Fisher, the minor children of C. Michael Fisher, who acquired 800 shares of common stock for an aggregate purchase price of $200 and Robert H. Walker, the father of Robert K. Walker, who acquired 60,000 shares of common stock for an aggregate purchase price of $15,000.

     On March 31, 1997,  the Company  acquired R&R (Bordeaux)  Imports,  Inc., a
Florida corporation and wholly owned subsidiary of the Company. In the acquisition of R&R (Bordeaux) Imports, Inc., the Company issued 60,000 shares of its common stock having an aggregate value of $15,000 to three persons. One of the recipients of the 60,000 shares was Robert K. Walker, who received 10,000 shares of common stock.

     From July 30, 1997 to October 1997, the Company issued 38,000 shares of its Series A Preferred Stock to five persons for an aggregate purchase price of $95,000. Purchasers of the 38,000 shares of Series A Preferred Stock included C. Michael Fisher, who purchased 16,000 shares for an aggregate purchase price of $40,000 and Euro Imperial Group, Ltd., which purchased 8,000 shares for an aggregate purchase price of $20,000. On November 5, 1998, each outstanding share of Series A Preferred Stock was converted into one share of common stock.

     Pursuant to the Previous Registration, the Company sold 96,175 Units for gross proceeds of $553,000. The Company issued 96,175 shares of Common Stock and granted warrants to purchase a total of 96,175 shares pursuant to the terms of the Previous Warrants.

     On December 28, 1999, the Company issued 25,000 shares of common stock. Of these 25,000 shares were issued to ICS for an aggregate purchase price of $80,000. The Company did not receive all of the proceeds from this sale and has instituted legal action against ICS on the agreement. See "Legal Proceedings." Also, in consideration for loans made to the Company in the amount of $21,644, Mr. Fisher received 16,000 shares of Common Stock and for consulting services, Ken Callihan, a former consultant to the Company received 5,000 shares for services rendered to the company valued at $6,250.

     On April 4, 2000, the Company entered into an advisory service agreement with CAG to provide corporate management, strategic planning, corporate development, financial accounting and forecasting, marketing, structuring investor relations programs, contract negotiations and general administrative duties for the Company in relation to its activities worldwide with the exception of Europe. Under the terms of the agreement which was automatically renewed on October 4, 2000, Dan Campbell, a shareholder in CAG and the person in CAG responsible for performing or overseeing the performance of CAG received a total of 687,500 shares of Form S-8 free trading Common Stock valued at $687,500 which has been and will be applied for billing services through April 3, 2000. The shares were valued at $1 based upon the trading price of the Company's Common Stock for the thirty (30) day period prior to the agreement. The initial term of the agreement was six (6) months with an automatic six (6) month renewal unless notice was given by either party thirty (30) days prior to the renewal date. The shares were issued under the Company's 2000 Stock Plan registered with the Sec in May 2000. CAG and IFG share common offices; however they are not affiliated companies. None of the shareholders in CAG owns shares in IFG and vice versus. Other than sharing offices, the only commonality between CAG and IFG is that a shareholder, director and officer of IFG acts as the director of CAG. Mr. Campbell has no affiliation with IFG, other than to provide certain bookkeeping services.

     By an agreement dated April 4, 2000, the Company entered into an advisory service agreement with St. Martin to provide comparable services to the Company as CAG with relation to Europe. Under the terms of the agreement which was automatically renewed on October 4, 2000, Dan Campbell, who is not a shareholder, officer or director of St. Martin but is the person responsible for performing or overseeing the performance of St. Martin received a total of 250,000 shares of Form S-8 free trading Common Stock valued at $250,000 which has been and will be applied for billing services through April 3, 2000. The shares were valued at $1 based upon the trading price of the Company's Common Stock for the thirty (30) day period prior to the agreement. The initial term of the agreement was six (6) months with an automatic six (6) month renewal unless notice was given by either party thirty
(30) days prior to the renewal date. The shares were issued under the Company's 2000 Stock Plan registered with the Sec in May 2000. None of the shareholders in St. Martin owns shares in IFG or CAG and vice versus. Other than the services by Mr. Campbell, there are no other commonalities between St. Martin and CAG.

     In April 5, 2000, the Company entered into the Loan Agreement and Registration Rights Agreement with IFG which cover the shares registered herein. Through September 30, 2000, 332,700 shares were issued and held in escrow. See "Selling Shareholders".

     Mintmire & Associates is presently retained by the Company as its outside general counsel. On May 22, 2000 the Company registered 1,000,000 shares on Form S-8 its 2000 Stock Award Plan. Pursuant to this plan, the Company issued a total of 50,000 shares of its registered Common Stock to Donald F. Mintmire, the sole owner of Mintmire & Associates in consideration for legal services rendered to the Company by the firm, which legal services included the rendering of general corporate advice, and preparing various corporate documents and plans, and preparation of various Company agreements, including but not limited to the rendering of advice, and the preparation of documents, in connection with the Company's reporting requirements under the Exchange Act of 1934. The shares were valued at $1.00 each which was the most recent closing price of the shares prior to the Form S-8 registration filing. See "Legal Matters."

     In July 2000, the Company committed to issue 25,000 shares to Rueben Share pursuant to the service agreement as a sign on bonus. This was part of the WCBI transaction. When the WCBI transaction was canceled, the Company's rescinded such issuance.

     In August 2000, the Company committed to issue a total of 12,500 shares registered under the 2000 Stock Awards Plan to three (3) consultants. These shares are to be issued to Mr. Durland (5,000 shares valued at $15,000), Ms. Klein (2,500 shares valued at $7,500) and Ms. Raia (5,000 shares valued at $15,000).

     Effective August 31, 2000, the Company agreed to issue 102,000 shares of its Common Stock into escrow for the conversion of a convertible note in the amount of $255,000. The Company entered into a convertible note acquisition agreement with W.M. Properties, an exiting shareholder of the Company. The proceeds of the agreement, $179,506 where used to pay off the Second Note. Under the terms of the agreement, the Company has guaranteed the value of its shares for a period of twenty-one months at $2.50 per share. To support this price guarantee, the Company issued a convertible mortgage note (the "Morgage Note") and mortgage and security agreement (the "Mortgage and Security Agreement"). W.M. Properties executed a release which is held in escrow pending completion of the Company's obligations under the agreement and related documents (the "Release").

     The Mortgage Note is dated August 31, 2000 and is due and payable twenty four (24) months from its issuance. Commencing on September 1, 2001 and continuing for the next eight (8) successive months, W.M. Properties is required each such month to convert a portion of the Mortgage Note into shares of the Company's Common Stock, the mandatory conversion dates and number of shares to be issued on each mandatory conversion date are set forth in a schedule to the agreement (the "Monthly Allocation"). Commencing on September 30, 2001 and continuing on the last day of each of the next eight (8) successive months, the principal amount of the Mortgage Note is to be reduced by the greater of (i) the actual gross proceeds received by W.M. Properties for sale of the Monthly Allocation and any previously issued Monthly Allocation shares not sold during the applicable month during the applicable month made in accordance with Rule 144, or (ii) the average of the closing price for the Company's Common Stock from the 1st day of the applicable month to the next to last day of the applicable month as quoted on the OTC BB times the Monthly Allocation (the greater of subsection (i) or (ii) hereinafter referred to as the "Incremental Mortgage Reduction Amount"). In the event that Incremental Mortgage Reduction Amount is less than the Monthly Allocation times $2.50 per share during the applicable month (the "Target Reduction Amount"), the difference between the Target Reduction Amount and the Incremental Mortgage Reduction Amount realized shall bear interest at the rate of 11.11% per annum until paid. To assist Company in making this calculation, W. M. Properties agrees to provide evidence of all sales made in the applicable month to the Company by the tenth (10th) day of the succeeding month. Each successive Incremental Mortgage Reduction Amount is to be applied first to accrued but unpaid interest and thereafter as a reduction to principal. At the end of the term of the Mortgage Note, all unpaid principal and accrued interest not otherwise paid by the incremental reductions to principal is due and payable. In the event that incremental reductions pay off the entire Mortgage Note and any accrued but unpaid interest prior to the end of the term, any Monthly Allocation shares not previous issued to W. M. Properties are to be immediately issued, the Mortgage Note is to be canceled and any unsold shares delivered to or held by W. M. Properties, if any, may be retained or sold by W.M. Properties pursuant to Rule 144 as it so elects. If at any time during the term of the Mortgage Note the aggregate of all of the Incremental Mortgage Reduction Amounts is equal to or above $255,000, or at the end of the term at such time as the Company pays all unpaid principal and accrued but unpaid interest, the entire Mortgage Note and Mortgage and Security Agreement shall be released and satisfied and W.M. Properties (1) authorizes Mintmire & Associates, the escrow agent for the Release, to provide the Company with the Release executed simultaneously with the Agreement and being held in escrow by them; (2) authorizes the Company to record the Release; and (3) agrees to cancel and return the original Mortgage Note to the Company. Interest, if any, shall be calculated on the basis of a year of 360 days. Any unpaid principal or accrued but unpaid interest due at the end of the term shall be payable at W.M. Properties' Principal Office. The Mortgage Note has anti-dilution provisions and piggy-back registration rights.

     On September 15, 2000, the Board approved the issuance of 9,000 shares of restricted Common Stock to seven (7) persons, which shares were valued at $14,301. Of the seven (7) persons, each of the five (5) Directors received 1,200 shares and two (2) employees received a total of 3,000 shares.

     Effective September 26, 2000, the Company entered into a second convertible note acquisition agreement with W.M. Properties. All documents were exchanged on that date and are held in escrow pending payment of the purchase price of $345,493.21 on or before October 31, 2000, unless extended by the parties. Under this second acquisition, 198,000 shares of the Company's Common Stock are held in escrow on the second mortgage note in the amount of $495,000 in support of the price guarantee. All other terms of the second arrangement are identical to the first agreement. The proceeds from the second agreement are to be used to pay off the First Note.

     By an agreement dated October 2, 2000, the Company agreed to issue 20,000 shares of restricted Common Stock to WallStreet West.com, LLC ("WSW") to provide investor relations services to the Company. WSW was brought to the Company by CAG as part of its structuring of an investor relations program for the Company. By agreement dated October 2, 2000, WSW entered into a second agreement with CAG since WSW required additional payment in the Form of S-8 shares that it could not receive from the Company. Dan Campbell agreed to transfer 17,000 shares of his Form S-8 shares to WSW. However, previously and mistakenly, WSW had entered into an agreement in the name of IFG and a first agreement with the Company. WSW was advised that IFG had nothing to do with the arrangement and insisted upon termination of the IFG and the first agreement with the Company. Rather than enter into simple termination, WSW insisted upon a recitation of the earlier agreements in the October 2, 2000 agreements on the mistaken belief that there was at least one principal of IFG common to IFG and CAG. Other than Mr. Vazquez who is a shareholder, officer and director of IFG and a director of CAG and sharing of offices, there is no commonality by which CAG and IFG are affiliates. WSW has issued press releases that recite incorrect information. The Company attempted to have WSW rectify the mistaken information; however, has not been able to resolve its differences with WSW. In addition, under the terms of the WSW agreement with the Company, the Company has no control over the services to be provided on its behalf since WSW claims all of such obligations under the revised CAG agreement. The Company has been unable to resolve matters with WSW and has elected to terminate its relationship with WSW. The restricted Common Stock under the Company's agreement had an approximate value of $41,000 on the execution date of the agreement and the Form S-8 shares had an approximate value of $34,000.

     The Company believes that all of the transactions set forth above involving officers, directors, employees, promoters and agents of the Company were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans between the Company and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested directors of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            PLAN OF DISTRIBUTION

     The Selling Shareholders may effect the distribution of the shares in one or more transactions that may take place through block trades or ordinary broker's transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. Sales of shares will be made at market prices prevailing at the time of sale or at negotiated prices. Selling Shareholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection such sales. Cuidao has agreed to pay registration expenses incurred in connection with this registration of approximately $49,088.

     The aggregate proceeds to the Selling Shareholders from the sale of the shares will be the purchase price of the Cuidao's Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Selling Shareholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"), and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

     In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licenses brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.

     Cuidao has agreed to indemnify the Selling Shareholders in certain circumstances, against certain liabilities arising under the Act. The Selling Shareholders have agreed to indemnify Cuidao and its directors and officers who sign the registration statement against certain liabilities, including liabilities arising under the Act.

             MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     The Company's common stock is quoted on the OTC Bulletin Board under the symbol "CDAO". Quotation of the Company's common stock commenced on March 5, 1999. The high and low per share sales price for each quarter since commencement are as follows:

                      High/Ask                  Low/Bid               Avg. Close
                      --------                  -------               ----------
1st Quarter 1999       $7.00                     $6.00                     $6.88
2nd Quarter 1999       $7.00                     $3.75                     $5.40
3rd Quarter 1999       $5.75                     $4.38                     $5.36
4th Quarter 1999       $5.75                     $1.25                     $4.55
1st Quarter 2000       $1.25                     $1.00                     $1.08
2nd Quarter 2000       $3.50                     $1.00                     $2.58
3rd Quarter 2000       $3.06                     $1.25                     $2.34

     The quotations may reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not reflect actual transactions.

     As of September 30, 2000, there were 116 holders of record of the 4,033,875 shares of the Company's Common Stock outstanding (of which 322,700 shares are held in escrow by IFG for loans made through September 30, 2000 and 300,000 are held in escrow against the conversion of the first and second convertible note to W.M. Properties of South Florida, Inc.).

                          DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consist of 100,000,000 shares of Common Stock, $.0001 par value and 10,000,000 shares of Preferred Stock, $.0001 par value. As of September 30, 2000, giving effect to the loans equal to $1,825,000 under the IFG Loan Commitment with conversion of all of the Notes plus interest for the term and exercise of all of the Warrants by the Selling Shareholder and the mandatory conversion of the mortgage notes to W.M. Properties of South Florida Inc, there will be outstanding 7,033,842 shares of Common Stock without consideration of an adjustment for the Forward Split.

     The following description is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Previous Registration and other documents filed with the Securities and Exchange Commission under the Exchange Act of 1934.

Units

     Units were offered under the Previous Registration. Each Unit consists of one share of Common Stock and one Previous Warrant. The Common Stock and the Previous Warrant are immediately detachable and separately transferable. The Company issued a total of 96,175 Units as a result of the offering made under the Previous Registration.

Common Stock

     The holders of the issued and outstanding shares of Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of the Company's business and does not expect to declare any dividends in the foreseeable future. The holders of the Common Stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The Common Stock does not have any preemptive rights. The issued and outstanding shares of Common Stock are fully paid and nonassessable.

     Holders of shares of Common Stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of Common Stock held by them. Prior to conversion, shares held in escrow by IFG and the shares held for W.M. Properties do not have voting rights.

Preferred Stock

     The Company's Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any such series.

     As of the date of this Prospectus, the Board of Directors had authorized the issuance of 100,000 shares of a series of Preferred Stock designated as "Series A Preferred Stock". Of the 100,000 shares of Series A Preferred Stock authorized, 38,000 shares of Series A Preferred Stock were issued, but such shares were converted to Common Stock in November 1998. As of the date of this Prospectus, none of the Preferred shares are outstanding.

     The Series A Preferred Stock ranked senior to the Common Stock with respect to dividends. Holders of shares of Series A Preferred Stock were entitled to receive dividends at the rate of $0.25 per share per annum, payable out of funds legally available therefore. Such dividends were payable only when, as, and if declared by the Board of Directors and were non-cumulative. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment was made to any person holding Common Stock or of any shares ranking junior to the Series A Preferred Stock in respect of distribution of assets, the persons holding Series A Preferred Stock would have been entitled to be paid an amount in cash equal to the sum of $2.50 plus any declared but unpaid dividends on each share of Series A Preferred Stock.

     Each share of Series A Preferred Stock was to convert automatically in whole into one share of Common Stock upon the closing of the sale of the Company's Common Stock in a firm commitment underwritten or best efforts public offering registered under the Securities Act, at a public offering price equal to or exceeding $3.50 per share of Common Stock. At such time, the rights of the holders of Series A Preferred Stock, as preferred stockholders, were to cease, and such person or persons shall thereupon and thereafter be deemed to be for all purposes the holder of shares of Common Stock of the Company. As a result of the Previous Registration, the Series A Preferred Stock was converted to Common. However, while the Series A Preferred Stock is no longer outstanding, the Board is authorized to issue other series of Preferred Shares.

Warrants

     Previous Warrant. Each Previous Warrant under the Previous Registration entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.00 per share at any time until 5:00 p.m., New York Time, on May 1, 2001. Commencing immediately after the date of the prospectus filed in the Previous Registration, the Previous Warrant were redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Warrant if the closing bid price of the Common Stock equals or exceeds $10.00 per share for any 30 consecutive trading days ending within 10 days of the notice of redemption. The Company presently expects to call all of the Previous Warrant for redemption as soon as the trading price of its Common Stock meets the minimum amount for the specified number of days. In the event the Company gives notice of its intention to redeem, a holder would be forced either to exercise his or her Previous Warrant within the period set forth in the notice of redemption or accept the redemption price.

     The Previous Warrant under the Previous Registration were issued pursuant to a warrant agreement (the "Warrant Agreement") by and between the Company and Florida Atlantic Stock Transfer, Inc., as warrant agent for the Company (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The Previous Warrant provides for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price of the Common Stock, with certain exceptions. The Company is not required to issue fractional shares upon the exercise of a Previous Warrant. The holder of a Previous Warrant does not possess any rights as a shareholder of the Company until such holder exercises the Previous Warrant.

     The exercise price of the Previous Warrants was determined by the Company and should not be construed to be predictive of or to imply that any price increase in the the Company's shares will occur.

     The Company reserved from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance upon the exercise of the Previous Warrants. A Previous Warrant may be exercised upon surrender of the Previous Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Previous Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Previous Warrant is being exercised. Shares of Common Stock issued upon exercise of Previous Warrants and payment in accordance with the terms of the Previous Warrants will be fully paid and nonassessable. For the life of the Previous Warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Previous Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of Previous Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Previous Warrants. As of the date of this Prospectus, none of the Previous Warrants have been exercised.

     Escrowed Shares. The transaction under which these shares were issued arose in April 5, 2000, when the Company executed the Loan Agreement with IFG, whereby IFG agreed to make loans to the Company of up to $1,825,000 in installments during the period commencing with the date of the agreement and ending on April 4, 2004. The Loan Agreement permits installments aggregating $250,000 in any 90-day period. The proceeds of the loan are for working capital purposes. The Loan Agreement provides that the offering was conducted under Regulation D of the Securities Act of 1933, as amended (the "Act"). Under the terms of the Loan Agreement, each installment is supported by a convertible note and security agreement and the Lender is granted warrants to purchase shares of the Company's Common Stock. Prior to each instalment, the Company is obligated to escrow shares under the terms of an escrow agreement. The convertible Note bears interest at 8% per annum and may be prepaid at any time. The Notes issued under the Loan Agreement are convertible at any time at the option of IFG at a conversion price of $0.75 per share. The security agreement grants IFG a security interest in all of the Company's equipment, inventory, accounts, contract rights, chattel paper and instruments, and the proceeds of any of the collateral. The Lender's warrants granted with the each installment are exercisable at $1.50 per share, subject to defined adjustments. The warrants are exercisable 20% immediately and at the rate of an additional 1% for each $9,125 of principal borrowed. The Company was obligated to issue 20,027 shares of its Common Stock to be held in escrow for the potential conversion of the notes or exercise of the warrants. IFG acts as escrow agent for the shares and is authorized to release such shares upon receipt of a notice of note conversion or warrant exercise. The Company granted IFG registration rights and is obligated to file a Form SB-2 within sixty (60) days of the agreement. This Prospectus is part of the registration statement required and under the terms of the agreement covers 3,322,667 shares which would cover all of the Notes if issued and converted plus interest for the term and all of the Warrants if granted and exercised. In the event the Company's registration statement is not declared effective within one hundred twenty (120) days of a specified deadline, the Company is required to pay a penalty equal to $1000 per month, to be adjusted pro rata for less periods. Under the terms of the Loan Agreement, an initial loan of $11,000 was made on April 5, 2000, the Lender was granted a warrant to purchase 3,014 shares. Further instalments were made to the Company and shares placed in escrow; to wit, a loan of $28,245 on April 26, 2000 with 51,425 shares placed in escrow; $20,000 on June 7, 2000 with 36,413 shares placed in escrow; $35,000 on June 15, 2000 with 63,722 shares placed in escrow; $35,000 on June 28, 2000 with 63,722 shares placed in esrow; $20,000 on July 6, 2000 with 36,413 shares placed in escrow; and $28,000 on August 17, 2000 with 50,978 shares placed in escrow. The issuance of the securities was made pursuant to Regulation D of the Act. See "Risk Factors - Registration and State Registration to Exercise Warrants."

     In addition to the Escrowed Shares to IFG, a total of 300,000 shares are held in escrow for W.M. Properties of South Florida Inc. as part of the convertible mortgage notes issued to secure the proceeds to pay off the First and Second Note on the Company's Property.

Dividend Policy

     The holders of the issued and outstanding shares of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of any funds lawfully available therefore. The Company has never declared a cash dividend on its Common Stock. The Board of Directors intends to retain future earnings to finance the development and expansion of the Company's business and does not expect to declare any dividends in the foreseeable future.

Transfer Agent

     Florida Atlantic Stock Transfer, Inc., Tamarac, Florida has been appointed the transfer agent of the Company's Common Stock and Preferred Stock and the Warrant Agent for the Company's Previous Warrants.

                  CERTAIN PROVISIONS OF FLORIDA LAW AND OF THE
                 COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     Under Florida law, a director of the Company is not personally liable for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes or result in: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the director is liable for an unlawful corporate distribution; (4) a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, for conscious disregard for the best interest of the Company, or willful misconduct; or (5) a proceeding by or in the right of someone other than the Company or a shareholder, for recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Further, under Florida law, a director is not deemed to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and without further limitation:

     (1) In an action other than a derivative suit regarding a decision by the director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the Company, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved, or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);

          (b) The transaction and the nature of any personal benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who hold a majority of the shares, the voting of which is not controlled
                  by  directors  who  derived  a  personal   benefit  from  or
                  otherwise had a personal interest in the transaction; or

          (c) The transaction was fair and reasonable to the Company at the time it was authorized by the board, a committee, or the shareholders, notwithstanding that a director received a personal benefit.

     The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by Florida law. Florida law presently provides that in the case of a nonderivative action (that is, an action other than by or in the right of a corporation to procure a judgment in its own favor), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     With respect to derivative actions, Florida law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.

     Further, Section 607.0902 of the Florida Business Corporation Act prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's board of directors, unless the corporation's articles of incorporation or bylaws specifically state that this section does not apply. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more, but less than one-third of such voting power: (ii) one-third or more, but less than a majority of such voting power; and, (iii) more than a majority of such voting power. The Articles of Incorporation of the Company do not exclude the ramifications of Section 607.0902 as they apply to control-share acquisitions of shares of the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of September 30, 2000, 2000, 3,356,175 of the 4,033,175 shares of Common Stock currently issued and outstanding are freely tradeable without restrictions under the Securities Act, except for any shares held by an "affiliate" of the Company, which are subject to the resale limitations of Rule 144 under the Securities Act and 354,300 of the 4,033,175 shares of Common Stock currently outstanding are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and may not be sold except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144 thereunder. The balance of the 4,033,175 shares which are held in escrow, 322,700 shares are registered under this Prospectus and 300,000 shares are "restricted securities". Assuming no other issuances, as of September 30, 2000, if the Notes plus interest thereon for the term are converted, Warrants granted to the Selling Shareholder are exercised and the escrowed shares to W.M. Properties of South Florida Inc. are distributed, and upon the effective date of this Prospectus, the Company will have 7,033,842 shares of stock outstanding, of which 6,678,884 will be freely tradeable and 3,550,000 will be subject to Rule 144 restrictions.

     In general, under Rule 144 as currently in effect, any affiliate of the Company and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's common stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about the Company. Non-affiliates of the Company who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows the existing stockholders of the Company to sell their shares of Common Stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities issued prior to the Previous Registration were available for sale in the public market beginning 90 days after the date of the Prospectus for the Previous Registration.

     However, notwithstanding the foregoing, certain of the Company's officers, directors and stockholders, who in the aggregate own 1,746,000 shares of Common Stock (hereinafter collectively referred to as the "Promotional Shares"), pursuant to the terms of the Previous Registration, agreed, pursuant to a Promotional Share Lock-In Agreement entered into by and between such persons and the Company (the "Lock-In Agreement"), not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any of the Promotional Shares without the occurrence of certain conditions. In this regard, the restrictions on transferability of the Promotional Shares may only be terminated under the following circumstances:

         (1) With respect to twenty-five percent (25%) of the Promotional Shares on the sixth, seventh, eighth and ninth anniversary dates of the prospectus for the Previous Registration; or

         (2) With respect to one hundred percent (100%) of the Promotional Shares after the Company has had annual net earnings per share equal to, or greater than, $0.29, according to generally accepted accounting principles (GAAP), after taxes and excluding extraordinary items, for any two consecutive fiscal years after the date of the prospectus for the Previous Registration; or

         (3) With respect to one hundred percent (100%) of the Promotional Shares after the Company has had average annual net earnings per share equal to, or greater than, $0.29, according to GAAP, after taxes and excluding extraordinary items, for any five consecutive fiscal year period after the date of the prospectus for the Previous Registration; or

          (4) With respect to one hundred percent (100%) of the Promotional Shares on the date that the Common Stock becomes listed, or authorized for listing, on the New York Stock Exchange or the American Stock Exchange, or listed on the National Market System of the Nasdaq Stock Market (or any successor to such entities).

     The Lock-In Agreement with regard to the Promotional Shares is still in force.

     In addition to the foregoing, certain other shareholders of the Company, who in the aggregate own 444,000 shares of Common Stock (the "Lock-Up Shares"), agreed pursuant to the terms of a lock-up agreement entered into by and between such stockholders, the Company and the Placement Agent (the "Lock-Up Agreement") not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any of the Lock-Up Shares without the occurrence of certain conditions. In this regard, the restrictions on transferability of the Lock-Up Shares may only be terminated under the following circumstances:

          (1) Upon the prior written consent of the Placement Agent named in the Previous Registration; or

          (2) Upon the expiration of 30 months after the date of the prospectus filed with the Previous Registration; or

          (3)  Upon the Company  achieving annual gross revenues of $10,000,000;
               or

          (4)  Upon the Company  achieving  annual net  earnings per share equal
               to,  or  greater   than,   $0.57   after   taxes  and   excluding
               extraordinary items; or

          (5) Upon the Company's shares of Common Stock trading on either the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market (including the Nasdaq SmallCap Market), at a price of at least $8.62 for at least 90 consecutive trading days after at least six months after the date of the prospectus for the Previous Registration.

     Since more than thirty (30) months has expired since the prospectus for the Previous Registration was filed, the Lock-Up Agreement for the Lock-Up Shares has expired by the passsage of time and these shares are no longer subject to these restrictions.

     The Company is quoted on the OTC BB. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, the Company cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of the Common Stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of Common Stock under Rule 144 could adversely affect prevailing market prices for the Company's securities.

          CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                            FINANCIAL DISCLOSURE

     The  Company  has  had  no  changes  of  accountants   since  inception  or
disagreements with its accountants with regard to any accounting or financial disclosure issues.

                               LEGAL MATTERS

     The validity of the securities being offered hereby will be passed upon for the Company by the Mintmire & Associates, Palm Beach, Florida. Donald F. Mintmire, the sole owner of the firm is the beneficial owner of 50,000 shares of Common Stock.

                                 EXPERTS


     The Financial Statements of the Company as of December 31, 1998 and 1999 and for the years ended December 31, 1998 and 1999, have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of Baum & Company, P.A., independent certified public accountants, and upon the authority of said independent certified public accountants as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION

     Cuidao files annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). Such information may read and any such document may be copied from the SEC at their public reference facilities in Room 1024 at 450 Fifth Street N.W., Washington, DC 20549 or at regional offices located at 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Cuidao's SEC filings also are available to the public on the SEC Internet site at http://www.sec.gov.

     Cuidao filed with the SEC a registration statement on Form SB-2 under the Act which registered the shares covered by this Prospectus for resale by the Selling Shareholders. This Prospectus is only part of the registration statement. It does not contain all of the information shown in the registration statement because the SEC rules and regulations allow Cuidao to include certain information in the filing, but permit Cuidao to omit certain information from the Prospectus. Statements contained in this Prospectus as to any contract or other documents' contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all aspects by reference to the applicable exhibit to the registration statement. For further information about Cuidao or its shares, please refer to the registration statement and the exhibits that may be obtained from the SEC at its principal office the SEC is paid the prescribed fee, or such information can be obtained through the Internet site listed above.

     The SEC allows Cuidao to "incorporate by reference" the information it files with them. This means that Cuidao can disclose important information by referring the reader to these documents. The information Cuidao incorporates by reference is an important part of this Prospectus, and information that Cuidao files later with the SEC will update or supercede automatically this information. Cuidao incorporates by reference the following documents, which it has filed already with the SEC, and any future filings Cuidao makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this Prospectus.

          - Cuidao's Annual Report on Form 10KSB for the year ended December 31, 1999.

          - Cuidao's Quarterly Reports on Form 10QSB for the quarter ended June 30, 2000.

          - The Company has not filed any current reports on Form 8K.

          - The description of the Company's Common Stock, par value $.0001 per share is contained in its Previous Registration Statement filed under the Act on Form SB-2 (Registration Number 333-43457).

     The reader should rely only on the information Cuidao includes or incorporates by reference in this Prospectus and any applicable prospectus supplement. Cuidao has not authorized anyone to provide information different from that contained in this Prospectus. The information contained in this Prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this Prospectus or the applicable prospectus supplement or of any sale of our securities.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded for purposes of this Prospectus to the extent that any of the following modifies or superseded a statement in this Prospectus or incorporated by reference in this Prospectus:

          - in the case of a statement in a previously filed document incorporated by reference or deemed to be incorporated by reference in this Prospectus, a statement contained in this Prospectus;

          - a statement contained in any accompanying prospectus supplement relating to a specific offering of shares; or

          - a statement contained in any other subsequently filed document that modifies or supersedes a statement in this Prospectus.

     Any modified or superseded statement will not be deemed to constitute a part of this Prospectus or any accompanying prospectus supplement, except as modified or superseded. Except as provided by the above mentioned exceptions, all information appearing in this Prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Cuidao will provide, without charge to each person to whom a copy of this Prospectus is delivered, after their written or oral request, a copy of any or all of the documents incorporated by reference into this Prospectus, other than exhibits to the documents, unless the exhibits are incorporated specifically by reference in the documents. Requests may be made by writing or telephoning the following person:

         Nicole Pompilio
         Investor Relations
         Cuidao Holding Corp.
         2951 Simms Street
         Hollywood, FL 33020-1510 (954) 924-0047.



                          INDEX TO THE FINANCIAL STATEMENTS
                                                                                                 Page

Independent Auditor's Report                                                                     F-1

Consolidated Balance Sheets as of December 31, 1999 and 1998                                     F-2

Consolidated  Statements of Operations for the two years ended December 31, 1999 and 1998 and cumulative  totals for development  stage  operations from February
12, 1996 (date of inception)
to December 31, 1999                                                                             F-4

Consolidated Statements of Stockholders' Equity for the two years ended December
31, 1999 and 1998 and cumulative  totals for development  stage  operations from
February 12, 1996 (date
of inception) to December 31, 1999                                                               F-5

Consolidated  Statements of Cash Flows for the two years ended December 31, 1999 and 1998 and cumulative  totals for development  stage  operations from February
12, 1996 (date of inception) to
December 31, 1999                                                                                F-6

Notes to Financial Statements                                                                    F-8

Condensed Consolidated Balance Sheets (Unaudited) for the quarter ending
June 30, 2000                                                                                    F-13

Condensed Consolidated Statements of Operations for the Six Months ended
June 30, 2000 and June 30, 1999 (Unaudited)                                                      F-14

Condensed Consolidated Statement of Operations for the Three Months ended
June 30, 2000 and June 30, 1999 (Unaudited)                                                      F-15

Consolidated Statements of Cash Flow for the Six Months ended
June 30, 2000 and June 30, 1999 (Unaudited)                                                      F-16

Notes to Condensed Consolidated Financial Statements, June 30, 2000
(Unaudited)                                                                                      F-17

                              BAUM & COMPANY, P.A.
                          Certified Public Accountants
                        1515 University Drive - Suite 209
                          Coral Springs, Florida 33071
                                 (954) 752-1712


                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Cuidao Holding Corp.
Hollywood, Florida


We have audited the accompanying consolidated balance sheets of Cuidao Holding Corp. and its wholly-owned subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cuidao Holding Corp. and its wholly-owned subsidiaries as of December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 of the financial statements, the company has suffered losses from operations for the past years which raise substantial doubt about it ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

May 12, 2000
Coral Springs, Florida




              CUIDAO HOLDING CORP.AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 AND 1998

A S S E T S
                                                           1999                1998
                                                           --------            --------
Current Assets
      Cash and Cash Equivalents                         $     1,533           $ 353,281
      Accounts Receivable                                    27,422              24,226
      Inventory                                             304,346               - 0 -
      Prepaid Expenses                                        - 0 -              32,444
                                                       ------------          ----------
           Total Current Assets                             333,301             409,951
                                                       ------------          ----------
Plant and Equipment - (Net of $22,113
      and $6,220 of accumulated depreciation
      at December 31, 1999 and 1998)                        584,873              18,782
                                                       ------------          ----------
Other Assets
      Goodwill (net of $13,333 and $8,333
      of accumulated amortization at
      December 31, 1999 and 1998)                             1,667               6,667

      Organizational Costs (Net of $1,048 and
      $740 of accumulated amortization at
      December 31, 1999 and 1998)                               492                 800

      Deferred Loan Costs (Net of $3,500 of
      accumulated amortization at December 31, 1999           7,000               - 0 -

      Deposits and escrow balances                           19,314              18,157
                                                       ------------          ----------
           Total Other Assets                                28,473              25,624
                                                       ------------          ----------
      Total Assets                                      $   946,647           $ 454,357
                                                            =======              ======


                                  (Continued)


             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998


LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
      Notes and Loans Payable                         $   48,324      $   50,070
      Accounts Payable and Accrued Expenses              386,301          78,714
      Taxes Payable                                       31,315           - 0 -
      Security Deposits Held                               5,724           - 0 -
                                                      ----------     -----------
                                                         471,664         128,784
                                                      ----------     -----------
Long Term Liabilities
      Mortgage Payable                                   480,000             -0-
                                                      ----------     -----------

Stockholders' Equity
 Common Stock, $.0001 par value:
      Authorized shares - 100,000,000
      Issued and outstanding shares -
      2,402,175 at December 31, 1999
      and 2,356,175 at December 31, 1998                  240                236
 Preferred Stock, $.0001 par value:
      Authorized shares - 10,000,000
      None issued and outstanding shares
 Additional Paid-In Capital                             768,812          660,918
 Accumulated Deficit during Development Stage          (774,069)       (335,581)
                                                       ---------       ---------
      Total Stockholders' Equity                         (5,017)         325,573
                                                       ---------       ---------
           Total Liabilities and Stockholders' Equity   $946,647        $454,357
                                                         =======         =======


        See Accompanying Auditor's Report and Notes to Financial Statements.



             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                                Development Stage
                                            Year Ended    Year Ended            February 12, 1996
                                            December 31   December 31           to December 31,
                                            1999          1998                  1999
                                            ------------  --------------        -----------------

Revenues                                    $   125,057       $  68,387         $   220,515
Cost of goods sold                               46,154          40,359             113,963
                                               -----------    -----------       --------------
Gross Profit                                     78,903          28,028             106,552

Operating Expenses                              426,450         197,365             778,799
                                              ------------    -----------       --------------

Net income (loss) before other
income (expenses)                              (347,547)       (169,337)           (682,247)

Other income (expenses)
      Interest expense (net)                    (56,880)         (1,254)            (57,761)
      Rental income                              33,631           - 0 -              33,631
      Miscellaneous                              (3,663)          - 0 -              (3,663)
      Write-off of uncollectible loan           (64,029)          - 0 -             (64,029)
                                               ----------      -----------      --------------
                                                 (90,941)        (1,254)            (91,822)
                                               ----------      -----------      --------------
Net income (loss) before provision
for income taxes                                (438,488)      (170,591)           (774,069)

Provision for income taxes (Note 1)                - 0 -          - 0 -               - 0 -
                                               ----------      -----------      --------------

Net loss                                      $ (438,488)     $(170,591)         $ (774,069)
                                                 =======        =======             =======

Income (loss) per common share                  $ (.186 )     $   (.076)         $    (.142)
                                                 =======        =======             =======
Weighted average common
shares outstanding                             2,356,427      2,244,363           2,356,301
                                                 =======        =======             =======


      See Accompanying Auditor's Report and Notes to Financial Statements.
                                       F-4


             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                     CUMULATIVE TOTALS FOR DEVELOPMENT STATE
              OPERATIONS From February 12, 1996 (Date of Inception)
                              To December 31, 1999

                                                                                             Deficit
                                                                                             Accumulated
                                                                                             During the
                                       Common Stock        Preferred Stock       Paid-In     Development
                                    # Shares   Amount     # Shares   Amount      Capital     Stage
                                   ---------- ---------- ---------- ----------   ---------   ------------

Balance December 31, 1996          4,154,400      $ 415                         $  78,810      $ (44,009)
Cancellation of original          (2,221,600)      (221)                              221
Additional shares issued
  in subscription offering           229,200         23      38,000       4       152,274
Shares issued for acquisition
  of subsidiary                       60,000          6                            14,994
Net loss for the year ended
  December 31, 1997                                                                             (120,982)
                                    ---------     -----     --------   -------   ---------   ------------
Balance December 31 1997            2,222,000       223       38,000      4        246,299      (164,991)
Exchange of preferred stock
  for common stock                     38,000         4      (38,000)    (4)           -0-
Issuance of common stock               96,175         9          -0-     -0-       414,619
(Net of offering expenses
  of$132,706)
Net Loss for the year
  ended December 31, 1998                                                                        (170,590)
                                    ---------      -----    ---------  -------    ---------   ------------

Balance December 31, 1998           2,356,175       236           -0-    -0-        660,918      (335,581)
Issuance of common stock               46,000         4           -0-    -0-        107,894
Net loss for the year                                                                            (438,488)
                                    ---------      -----    ---------  -------    ---------    ------------
Balance December 31, 1999           2,402,175     $ 240      $    -0-  $ -0-      $ 768,812     $(774,069)
                                      =======     ====           ====    ===         ======        =======


       See Accompanying Auditor's Report and Notes to Financial Statements.



             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
               CUMULATIVE TOTALS FOR DEVELOPMENT STAGE OPERATIONS
         FROM February 12, 1996 (Date of Inception) to December 31, 1999




                                                     Year Ended        Year Ended       Development Stage
                                                     December 31,      December 31,     February 12, 1996
                                                     1999              1998             to December 31, 1999
                                                     ----------------  ---------------- --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                             $  (438,488)      $  (170,591)     $ (774,070)
Adjustments to Reconcile Net Cash Used in
    Operating Activities
  Depreciation and amortization                           26,465             8,951          41,759
  Issuance of common stock for legal
   services                                                  -0-              - 0 -          21,085
  (Increase) Decrease in accounts receivable              (3,196)           (4,593)         (27,422)
  (Increase) Decrease in inventory                      (304,346)            3,220         (304,346)
  (Increase) Decrease in organization costs                  -0-              - 0 -          (1,540)
  (Increase) Decrease in deferred offering
    costs                                                    -0-            35,162              -0-
  (Increase) Decrease in prepayments &
    deposits                                              31,287           (47,409)         (19,314)
  Increase in accounts payables and accruals             307,587            73,337          386,301
  Increase in taxes payable                               31,315                -0-          31,315
Increase in security deposits held                         5,724                -0-           5,724
                                                        -----------       ------------     -----------
Net Cash Flow from Operating Activitie                  (343,652)         (101,923)        (640,508)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of fixed assets                           (233,748)          (12,834)        (258,749)
                                                        -----------        ------------    -----------
Net Cash Used in Investing Activities                   (233,748)          (12,834)        (258,749)

                                 (Continued)



             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                   AND CUMULATIVE TOTALS FOR DEVELOPMENT STAGE
              OPERATIONS FROM February 12, 1996 (Date of Inception)
                              to December 31, 1999




                                                     Year Ended         Year Ended        Development Stage
                                                     December 31,       December 31,      February 12, 1996
                                                     1999               1998              to December 31, 1999
                                                     ----------------   ----------------  --------------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in mortgage payable                            130,000               -0-             130,000
  Increase in deferred loan costs                         (10,500)              -0-             (10,500)
  Increase (Decrease)in loans payable                      (1,746)           47,570              48,324
  Proceeds from issuing common stock - net                107,898           414,628             637,966
  Proceeds from issuing preferred stock                       -0-               -0-              95,000
                                                      ------------      -------------       -----------------
     Net Cash Used in Financing Activities                225,652           462,198             900,790
                                                      ------------      -------------       -----------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                       (351,748)          347,441                1,533

CASH AND CASH EQUIVALENTS-BEGINNING
   OF PERIOD                                              353,281             5,840                  -0-
                                                      ------------      -------------      -----------------

CASH AND CASH EQUIVALENTS-END
   OF PERIOD                                          $     1,533     $     353,281           $   (1,533)
                                                          =======           =======              ========
CASH PAID FOR INTEREST EXPENSE                        $    59,559     $         -0-           $    61,895

CASH PAID FOR INCOME TAXES                                    -0-               -0-                   -0-


      See Accompanying Auditor's Report and Notes to Financial Statements.

             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Operations

     Cuidao Holding Corp. (the "Company") was organized under the laws of the State of Florida on February 12, 1996. On June 27, 1996, the Company formed Cuidao (USA) Import Co., Inc., a wholly owned subsidiary incorporated under the laws of the State of Florida.

     On March 31, 1997, the Company acquired all of the issued and outstanding common stock of R & R (Bordeaux) Imports, Inc., a Florida corporation, making R & R (Bordeaux) Imports, Inc., a wholly owned subsidiary of the Company. At the time of the acquisition, Robert K. Walker, a major beneficial owner of Cuidao Holding Corp., was also a beneficial owner of R & R (Bordeaux) Imports, Inc. In acquiring R & R (Bordeaux) Imports, Inc., the Company issued 60,000 shares of its common stock, which common stock was valued at $15,000. The results of operations of R & R (Bordeaux) Imports, Inc. as presented in these financial statements are for the period March 31, 1997 (date of inception) to December 31, 1998. The acquisition of R & R (Bordeaux) Imports, Inc. by the Company resulted in acquired goodwill valued at $15,000. The goodwill is being amortized by the Company over a three year life using the straight-line method.

     The Company is a development stage Company which imports, develops, manages and distributes a portfolio of international and regional brands of beer, wine and spirits.

Note 2 - Significant Accounting Policies

  Basis of Accounting

     The Company's policy is to use the accrual method of accounting and to prepare and present financial statements which conform to generally accepted accounting principles.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions have been eliminated in consolidation.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant Accounting Policies (Continued)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, cash in banks, and any highly liquid investments with a maturity of three months or less at the time of purchase.

     The Company maintains cash and cash equivalent balances at a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1999 and 1998 there is no concentration of credit risk from uninsured bank balances.

  Equipment

     Equipment is stated at cost and depreciated over its estimated allowable useful life (5-7 years), using the double declining balance method. Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

  Organizational Costs

     The Company has incurred certain federal and state filing and registration fees, legal and promotional fees in its formation and capitalization, which will benefit the Company in future periods. These costs are being amortized over a five year life using the straight-line method.

  Deferred Offering Costs

     Deferred offering costs include the costs associated with the initial public offering (effective in November 1998). The costs related to the initial public offering were capitalized and netted against the amount received from the public offering.

  Income Taxes

     In February 1992, the Financial Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective basis.

     Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred assets and liabilities of a change in tax rates is recognized

             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant Accounting Policies (Continued)

  Income Taxes (Continued)

recognized in income in the period that includes the enactment date.

  Net Loss per Common Share

     Net loss per common share is computed by dividing net loss by the weighted average number of common share outstanding during the period.

Note 3 - Property, Plant and Equipment

     Property, Plant and Equipment at December 31, 1999 and 1998 are summarized as follows:

                                                    1999                1998
                                                  ---------           ---------

 Building                                         $ 587,677           $   - 0 -
 Machinery and Equipment                             19,309              25,002
   Less Accumulated Depreciation                    (22,113)             (6,220)
   Net Property, Plant and Equipment              $ 584,873           $  18,782
                                                   ========              ======

     Depreciation expense amounted to $18,377 and $4,059, respectively, for the years ended December 31, 1999 and 1998.

Note 4 - Commitments

 Bank Line of Credit

     In July 1998, the company obtained a $50,000 revolving line of credit from a bank. This bank line of credit accrues interest at 10.50% per annum.

Note 5 - Stock Options and Incentive Plans

     In October 1997, the Board of Directors and stockholders of the Company approved two stock option plans; an incentive stock option plan ("Incentive Plan") and a directors' stock option plan ("Directors' Plan"). The Incentive
Plan covers employees of the Company (including officers and employee directors), and the Directors' Plan covers nonemployee directors of the Company.

             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     A total of 750,000 shares of common stock of the company are reserved for issuance under the Incentive Plan. The Incentive Plan provides for the granting of "statutory incentive stock options" within the meaning of Section 422 of the Internal Revenue code of 1986, and for the granting to employees and consultants of nonstatutory stock options.

     A total of 250,000 shares of Common Stock are reserved for issuance under the Directors' Plan. The Directors' Plan provides only for the grant of nonstatutory stock options.

     At December 31, 1999, there were no stock options outstanding under either the Incentive Plan or the Directors' Plan.

     In February 1999, the Company amended the 1997 Incentive Stock Option Plan, with the Equity Incentive Plan. This revision, provides for, at the discretion of the Board of Directors, stock options, stock appreciation rights, restricted stock awards, performance shares and performance units to directors, officers, key employee and consultants of the Company. An aggregate of 3,750,000 shares of common stock has been reserved for issuance under these plans.

Note 6 - Equity

     On December 30, 1997, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission to offer up to 260,000 Units to the general public. Each Unit consisted of one share of the Company's common stock and one common stock purchase warrant ("Warrant"). Each Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $8.00, subject to adjustment, at any time over a three year period commencing on the effective date of the Registration Statement. The Warrants may be redeemed by the Company at $.05 per Warrant, at any time prior to their expiration on not less than 30 days' written notice, if the closing bid price of the common stock equals or exceeds $10.00 per share for 30 consecutive trading days ending within 10 days of the notice of redemption.

     On May 1, 1998, the Company's Registration Statements was declared effective by the Securities and Exchange commission, and in November 1998, the Company completed its public offering of Units. A total of 96,175 Units were sold at a price of $5.75 per Unit. After payment of commissions and other expenses of the offering, the Company received net proceeds from the offering of approximately $519,000.

     As part of the offering agreement, the 38,000 shares of outstanding Preferred stock was converted to 38,000 shares of common stock.

             CUIDAO HOLDING CORP. AND ITS WHOLLY-OWNED SUBSIDIARIES
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7 - Concentration of Risk

     The Company's Red Dragon beer product is brewed and bottled by Tsingtao Brewery No. 3, located in the People's Republic of China. The foreign production of goods is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the imposition of tariffs, quotas and other import or export controls, and changes in governmental policies. China currently enjoys most favored nation trading status with the United States. No assurance can be given that China will continue to enjoy most favored nation status in the future. The Company believes that if Tsingtao Brewery No. 3 was no longer able to brew and bottle the Company's beer products, it would be able to obtain its beer products from other producers located in the People's Republic of China. The Company believes this would not have a near-term severe impact on it's financial position or results of operations.

Note 8 - Going Concern Considerations

     The Company has an accumulated deficit of $774,069, and has suffered losses of $438,488 in the current year. Additionally, the negative working capital at December 31, 1998 of $138,363 and for the year ended December 31, 1999, raise substantial doubt as to its ability to continue as a going concern. Management has advised us that a venture capital company has expressed an interest in infusing equity capital into the company.


                      CUIDAO HOLDING CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                ASSETS                                           JUNE 30,              DECEMBER 31,
                                                                                   2000                   1999
                                                                                (UNAUDITED)             (AUDITED)



Current Assets:
     Cash and Cash Equivalents                                                $     1,284            $       1,533
     Accounts Receivable                                                           23,312                   27,422
     Inventory                                                                    167,913                  304,346
                                                                              -----------------      ------------------
          Total Current Assets                                                    192,509                  333,301
                                                                              -----------------      ------------------
Property, Plant and Equipment (Net of $31,289 and $22,113
     accumulated depreciation at June 30, 2000 and
     December 31, 1999)                                                           581,735                  584,873
                                                                              -----------------      ------------------

Other Assets:
     Goodwill (Net of $15,000 and $13,333 accumulated
     amortization at June 30, 2000 and December 31, 1999)                               -                    1,667
     Organizational Costs (Net of $1,202 and $1,048 accumulated
     amortization at June 30, 2000 and December 31, 1999)                             338                      492
     Deferred Loan Costs (Net of $5,250 and $3,500 accumulated
     amortization at June 30, 2000 and December 31, 1999)                           5,250                    7,000
     Deposits and Escrow Balances                                                   5,326                   19,314
                                                                              -----------------      ------------------

          Total Other Assets                                                       10,914                   28,473
                                                                              -----------------      ------------------

          Total Assets                                                        $   785,158            $     946,647
                                                                              =================     ===================

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts Payable and Accrued Expenses                                       $334,692                 $417,616
     Security Deposits                                                                  -                    5,724
     Notes Payable - Current Portion                                               49,909                   48,324
                                                                              -----------------     -------------------
          Total Current Liabilities                                               384,601                  471,664
Long Term Liabilities:
     Notes Payable                                                                594,245                  480,000
                                                                              -----------------     ------------------
          Total Liabilities                                                       978,846                  951,664
                                                                              -----------------     ------------------
Stockholders' Equity:
     Common Stock, $.0001 Par Value; 100,000,000
          Shares Authorized; 3,158,374 and 2,402,175 Issued and
          Outstanding at June 30, 2000 and December 31, 1999                          316                      240
    Common Stock Held in Escrow                                                       (23)
Additional Paid In Capital                                                        768,760                  768,812
Accumulated Deficit                                                              (962,741)                (774,069)
                                                                              -----------------     --------------------

Total Stockholders' Equity                                                       (193,688)                  (5,017)
                                                                               ----------------     --------------------

          Total Liabilities and Stockholders' Equity                          $   785,158           $       946,647

                                                                              =================     ====================


                      CUIDAO HOLDING CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30,
                                   (UNAUDITED)

                                                                                     2000                      1999
                                                                                     ----                      ----
Revenues                                                                     $    148,362               $    56,247

Cost of Goods Sold                                                                 68,670                    46,123
                                                                             -------------            --------------

Gross Profit                                                                        79,692                   10,124

Operating Expenses:
     General and Administrative                                                    225,969                  168,962
                                                                             -------------            --------------

Income (Loss) Before Interest Income (Expense)                                    (146,277)                (158,838)

Interest Income (Expense)                                                          (42,395)                    (413)
                                                                             --------------           --------------

Net Income (Loss)                                                             $   (188,672)           $    (159,251)
                                                                              =============           ==============
                                                                              =============           ==============

Loss Per Common Share                                                         $    (0.0708)            $    (0.0680)
                                                                              =============           ==============
                                                                              =============           ==============

Weighted Average Common Shares Outstanding                                        2,664,675                2,356,175
                                                                              =============           ===============
                                                                              =============           ===============



                      CUIDAO HOLDING CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE THREE MONTHS ENDED JUNE 30,
                                   (UNAUDITED)
                                                                                       2000                      1999
                                                                                       ----                      ----
Revenues                                                                      $      54,485            $        31,564

Cost of Goods Sold                                                                   20,522                     26,203
                                                                              --------------         -----------------

Gross Profit                                                                         33,963                      5,361

Operating Expenses:
     General and Administrative                                                     123,274                     66,987
                                                                              --------------         -----------------

Income (Loss) Before Interest Income (Expense)                                      (89,311)                   (61,626)

Interest Income                                                                           -                          -
Interest (Expense)                                                                  (24,011)                       (36)
                                                                              ---------------        ------------------
Total Interest Income (Expense)                                                     (24,011)                       (36)
                                                                              ---------------        ------------------

Net Income (Loss)                                                               $  (113,322)            $      (61,662)
                                                                              ===============        ==================

Loss Per Common Share                                                          $    (0.0472)            $      (0.0262)
                                                                              ===============        ==================

Weighted Average Common Shares Outstanding                                         2,402,175                  2,356,175
                                                                              ===============        ==================


                      CUIDAO HOLDING CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30,
                                   (UNAUDITED)
                                                                               2000                   1999
                                                                               ----                   ----
Cash Flow from Operating Activities:
Net (Loss)                                                              $  (188,672)          $    (159,251)

Adjustments to Reconcile Net Loss to Net Cash Used For
Operating Activities:
     Depreciation and Amortization                                           12,747                   8,843

Changes in Assets and Liabilities:
(Increase) Decrease in Accounts Receivable                                    4,110                   2,319
(Increase) Decrease in Inventory                                            136,433                 (36,597)
(Increase) Decrease in Prepayments and Deposits                              13,988                  15,154
Increase (Decrease) in Accounts Payable and Accrued Expenses                (82,923)                 (2,504)
Increase (Decrease) in Security Deposits                                     (5,724)                      -
                                                                        ------------          --------------

Net Cash Used in Operating Activities                                      (110,041)               (172,036)
                                                                        ------------          --------------

Cash Flow from Investing Activities:
Acquisition of Equipment and Building                                        (6,038)               (595,311)
                                                                        ------------          --------------

Cash Flow from Financing Activities:
Increase in Loans Payable                                                   115,830                   7,430
Increase in Mortgage Payable                                                      -                 480,000
                                                                        ------------          --------------
Net Cash Used in Financing Activities                                       115,830                 487,430
                                                                        ------------          --------------

Net increase (decrease) in Cash                                               (249)                (279,917)

Cash - Beginning                                                              1,533                 353,281


Cash - Ending                                                           $     1,284           $      73,364
                                                                        ===========           ==============



                              CUIDAO HOLDING CORP.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000
                                   (UNAUDITED)
                                    GENERAL

Basis  of  Presentation  -  The  unaudited  condensed   consolidated   financial
statements include the accounts of the Company and its subsidiary. Intercompany balances have been eliminated in consolidation.

Interim Financial Information - The financial information contained herein is unaudited but includes all normal and recurring adjustments which, in the opinion of management, are necessary to present fairly the information set forth. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements, which are included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.The Company's results for interim periods are not necessarily indicative of results to be expected for the fiscal year of the Company ending December 31, 2000. The Company believes that this Quarterly Report filed on Form 10-QSB is representative of its financial position, its results of operations and its cash flows for the periods ended June 30, 2000 and 1999 covered thereby.

Comprehensive Income - In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 requires companies to disclose comprehensive income and its components. The Company currently has no items of other comprehensive income and therefore SFAS 130 does not apply.

LEGAL PROCEEDINGS

As of June 30, 2000, the Company was in default under the terms of its Second Mortgage Promissory Note. In addition the monthly payments due February through June 2000 are in arrears. A lease with a national credit tenant for fifty percent of the Company's building was executed on June 13, 2000. This lease begins on July 1, 2000 and terminates on June 30, 2002. The Lessee, The Goodyear Tire & Rubber Company, will be paying a monthly rent of $2,500. It is the Company's goal to refinance its Second Mortgage Promissory Note to reduce the overall debt of the Company by paying down the amount being financed and also secure said loan at a more competitive interest rate. In the event that refinancing is not immediately accomplished, bridge financing has been arranged to bring payments current.

The Company has filed a lawsuit against Investors Conceptual, Inc. This action is for non-payment of funds owned to the Company and default by Investors
Conceptual, Inc. Settlement negotiations are presently ongoing in the above cause of action.

The Company received a judgement against it due to non-payment of an obligation to a vendor. The Company's legal council feels there is a good chance that the judgement will be adjusted favorably on appeal. The Company also is investigating whether the vendor will accept a settlement offer although the Company has proceeded to file an appeal of the prior judgment.

     No person is authorized in connection with any offering of the shares to give any information or to give any representation not contained in this Prospectus, and the reader should not rely on any such information or representation as having been authorized by Cuidao or any Selling Shareholder. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

     Until the later of April 4, 2004 or ninety (90) days after all Notes have been converted or paid and all Warrants have been exercised or expired, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

           TABLE OF CONTENTS

                              Page No.

Prospectus Summary                   1
The Company                          3
The Company's Property              15
Risk Factor                         16
Use of Proceeds                     28
Dividend Policy                     29
Dilution                            29
Capitalization                      29
Management's Discussion and Analysis
 or Plan of Operation               30
Legal Proceedings                   35
Management                          36
Principal Shareholders              41
Selling Shareholders                43
Certain Relationships and Related
  Transactions                      45
Plan of Distribution                49
Market for Common Equity and
  Related Shareholder Matters       50
Description of Securities           51



                               Page No.

Certain Provisions of Florida Law
  and the Company's Articles of
  Incorporation and Bylaws          55
Shares Eligible for Future Sale     57
Changes and Disagreements with
  Accountants on accounting and
  financial disclosure              59
Legal Matters                       59
Experts                             59
Where You Can Find More Information 60




                                                      PROSPECTUS

                                           3,322,667 Shares of Common Stock

                                                 CUIDAO HOLDING CORP.
                                      This Prospectus is dated October 23, 2000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Florida law, a director of the Company is not personally liable for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes or result in: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the director is liable for an unlawful corporate distribution; (4) a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, for conscious disregard for the best interest of the Company, or wilful misconduct; or (5) a proceeding by or in the right of someone other than the Company or a shareholder, for recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Further, under Florida law, a director is not deemed to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and without further limitation:

     (i) In an action other than a derivative suit regarding a decision by the director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the Company, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved, or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);

     (ii) The transaction and the nature of any personal benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who hold a majority of the shares, the voting of which is not controlled by directors who derived a personal benefit from or otherwise had a personal interest in the transaction; or

     (iii) The transaction was fair and reasonable to the Company at the time it
     was   authorized  by  the  board,   a  committee,   or  the   shareholders,
     notwithstanding that a director received a personal benefit.

     The Articles of Incorporation and the Bylaws of the Registrant contain provisions providing for the indemnification by the Registrant of all past and present directors, officers, employees or agents of the Registrant. Such indemnification applies only to the extent that any such person by reason of acting in such capacity is, or is threatened to be made, a witness in, or party to, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding. In that event, such person (1) shall be indemnified, with respect to any proceeding other than a proceeding brought by or in the right of the Registrant, against all judgments, penalties, fines and amounts paid in settlement, and all reasonable expenses incurred, in connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and if, with respect to criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, (2) shall be indemnified, to the extent permitted by applicable law, with respect to any proceeding brought by or in the right of the Registrant to procure a judgment in its favor, for his reasonable expenses in connection therewith if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, (3) shall be indemnified for reasonable expenses incurred in connection with any proceeding in which he is wholly or partly successful on the merits, and (4) shall be indemnified for reasonable expenses incurred in connection with being, or being threatened to be made, a witness in any proceeding.

     The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

     ARTICLE 13 -- Indemnification: The Corporation shall indemnify its officers, directors and authorized agents for all liabilities incurred directly, indirectly or incidentally for services performed for the Corporation, to the fullest extent permitted under Florida law existing now or hereafter enacted.

     The specific provisions of the Bylaws of Registrant with respect to the indemnification of directors and officers are as follows:

     The corporation shall indemnify any person:

     (1) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida law.

     (2) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida law.

     The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said determinations will be made by a majority vote to a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action suit or proceeding.

     The corporation will have the power to make further indemnification as provided under Florida law except to indemnify any person against gross negligence or willful misconduct.

     The corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided under Florida law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering are estimated as follows:*

SEC Registration Fee....................................        $1,588
Blue Sky fees and expenses..............................         5,000
Transfer Agent and Registrar fees.......................         1,000
Printing and engraving expenses.........................        10,000
Legal fees and expenses.................................        20,000
Accounting fees and expenses............................         1,500
Miscellaneous...........................................        10,000
                                                               -------
          Total.............................................   $49,088
                                                               =======
------------
* All amounts other than the SEC registration fee are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Act") as follows:

SECURITIES                 NAMES OF                  CONSIDERATION                  EXEMPTION
SOLD                       INVESTORS                 RECEIVED                       FROM REGISTRATION
---------------            -----------------         ----------------------         ---------------------------

38,000 Shares of           5 Persons(1)              $95,000                        Section 3(b) of the
Series A Preferred Stock                                                            Securities Act and Rule 504
                                                                                    of Regulation D promulgated
                                                                                    thereunder.

46,000 Shares of           3 Person (2)              $107,894                       Section 4(2) of the Securities
Common Stock                                                                        Act and Rule 506 of
                                                                                    Regulation D promulgated
                                                                                    thereunder.

322,700 Shares of          1 Person (3)              $177,245                       Section (4)(2) of the
Common Stock                                                                        Securities Act and Rule
                                                                                    506 of Regulation D
                                                                                    promulgated thereunder.

300,000 Shares of          1 Person (4)              $525,000                       Section (4)(2) of the




Common Stock
                                                                                    Securities Act and Rule
                                                                                    506 of Regulation D
                                                                                    promulgated thereunder.

9,000 Shares of            7 Persons (5)             $14,301                        Section (4)(2) of the
Common Stock                                                                        Securities Act and Rule
                                                                                    506 of Regulation D
                                                                                    promulgated thereunder
-------------

(1) The five persons who purchased 38,000 shares of Series A Preferred Stock are Phillipe F. Drefus (4,000 shares), C. Michael Fisher (16,000 shares),
     P. Tristan & Helene F. Bourgolgnie (2,000 shares), Euro Imperial Group, Ltd. (8,000 shares)and Edward Mojena (8,000 shares). The offering of the shares purchased by the foregoing referenced five persons began on August 1, 1997 and ended on October 30, 1997. These shares converted to Common Stock after the Previous Registration.

(2) One investor acquired 25,000 at a cost of $80,000, 1600 were issued to Mr. Fisher as repayment of loans to the Company in the amount of $21,644 and the balance where granted to a former consultant in lieu of services valued at $6,250. The Company never received the full proceeds on the 25,000 shares and brought suit against the investor.

(3) These shares are the number of shares held in escrow as of September 30, 2000 against the conversion of the outstanding Notes plus interest for the term under the Loan Agreement for the installments and for the exercise of the Warrants granted with the issuance of the Notes.

(4) Total Shares to be issued in exchange for funds used to pay off the second mortgage and for funds to be provided to pay off the first mortgage.

(5) Each director was granted 1,200 shares in September 2000 and two employees were granted a total of 3,000 shares.

ITEM 27. EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION
-------------              --------------------

1.1                        Placement Agent Agreement[1]

1.2                        Escrow Agreement by and between Cuidao Holding Corp. and Imperial Trust
                           Company[1]

1.3                        Warrant Agreement by and between Cuidao Holding Corp. and Florida Atlantic
                           Stock Transfer[1]




3.0                        Amended and Restated Articles of Incorporation of Cuidao holding Corp.[1]

3.1                        Bylaws of Cuidao Holding Corp.[1]

4.0                        Specimen Stock Certificate[1]

5.2      *                 Opinion of Mintmire & Associates as to legality

10.0                       Cuidao Holding Corp. 1997 Incentive Stock Option Plan [1] amended to the
                           Cuidao Holding Corp. 1999 Equity Incentive Plan[2]

10.1                       Cuidao Holding Corp. 1997 Directors' Stock Option Plan[1]

10.2                       Import and Distribution Agreement by and between Cuidao Holding Corp. and the People's Republic of China, Tsingtao Brewery No. 3 Co., Ltd.[1]

10.3                       Import and Distribution Agreement by and between Cuidao Holding Corp. and
                           Cave du Vignoble Gursonnais[1]

10.4                       Import and Distribution Agreement by and between Cuidao Holding Corp. and
                           Les Chais du Prevot[1]

10.5                       Import and Distribution Agreement by and between Cuidao Holding Corp. and
                           Vignerons De Buzet[1]

10.6                       Import and Distribution Agreement by and between Cuidao Holding Corp. and
                           Godet Freres[1]

10.7                       Form of Lock-Up Agreement by and between the Cuidao Holding
                           Corp., West America Securities Corp. and certain shareholders of Cuidao
                           Holding Corp.[1]

10.8                       Form of Promotional Share Lock-In Agreement by and between Cuidao Holding
                           Corp. and certain shareholders of Cuidao Holding Corp.[1]

10.9                       Promissory Note and Mortgage and Security Agreement dated January 22, 1999 by and between Cuidao Holding Corp. and Em-Star Mortgage Co. [2]

10.10                      Promissory Note dated January 22, 1999 by and between Cuidao Holding Corp.
                           and Sebastiano Salemi and Nunzia Salemi, as husband and wife. [2]

10.12                      Assignment of Lease  Agreement dated January 22, 1999 by and between
                           Sebastiano Salemi and Nunzia Salemi, as husband and wife, and Cuidao
                           Holding Corp. [2]


10.13                      Loan Agreement dated April 5, 2000 including the Promissory Note, Security
                           Agreement, Registration Rights Agreement and Escrow Agreement [3]

10.14                      Exclusive Sales and Marketing Agreement effective July 15, 2000 with WCBI
                           [3]

10.15                      Employment Agreement with Ruebin Share dated July 19, 2000 [3]

10.16                      Termination Option Agreement dated July 19, 2000 [3]

10.17                      Goodyear Tire & Rubber Company Lease [3]

10.18    *                 Advisory Service Agreement dated April 4, 2000 with Corporate Analysis Group
                           Inc.

10.19    *                 Advisory Service Agreement dated April 4, 2000 with St. Martin Equity
                           Group Inc.

10.20    *                 Import and Distribution Agreement dated July 13, 2000 with Dominion Wine
                           Group Ltd  and Remy Pannier

10.21    *                 Retainer Agreement with Stephen S. Durland CPA effective August 1, 2000

10.22    *                 Service Agreement with Kristine P. Klein effective August 1, 2000

10.23    *                 Service Agreement with Yasmine Reger Raia effective July 31, 2000

10.24    *                 Letter of Appointment from Beacon Wine Company, Inc. dated August 7,
                           2000

10.25    *                 Distribution Agreement dated August 21, 2000 with Dominion Wine Group
                           Ltd. and Willow Cove Winery

10.26    *                 Convertible Note Acquisition Agreement effective August 31, 2000

10.27    *                 Second Convertible Note Acquisition Agreement dated September 26, 2000

10.35                      Cuidao Holding Corp. 2000 Employee/Consultant Stock Compensation Plan [4]

23.5     *                 Consent of Baum & Company, independent certified public accountants

23.6     *                 Consent of Mintmire & Associates (included in Exhibit 5.2)

27.0     *                 Financial Data Schedule

---------------

*        Filed herewith

[1] Previously filed with the Company's Registration Statement on Form SB2 (Registration Number 333-43457)

[2] Previously filed with the Companys' Form 10KSB for the Year Ending December 31, 1998

[3] Previously filed with the Company's Form 10QSB for the Quarter ending June 30, 2000.

[4]  Previously filed with the Company's Form S-8 on May 22, 2000


ITEM 28. UNDERTAKINGS

         Undertaking pursuant to Rule 415.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)Include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

          B.   Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hollywood, State of Florida, on the 23rd day of October, 2000.

                                            CUIDAO HOLDING CORP.

                                            /s/  C. MICHAEL FISHER
                                            ---------------------------
                                            C. Michael Fisher
                                            Chairman of the Board, President and
                                            Chief Financial Officer
                                            (Principal Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                            TITLE                          DATE
-----------------                                    --------                       --------

/s/ C. MICHAEL FISHER                                Chairman of the Board,         October 23, 2000
--------------------------------                     President, Chief
C. Michael Fisher                                    Financial Officer and
                                                     Director

/s/ FRANCIS J. HORNIK                                Director                       October 23, 2000
--------------------------------
Francis J. Hornik

/s/ ROBERT H. WALKER                                 Director                       October 23, 2000
--------------------------------
Robert H. Walker

/s/ THOMAS J. DOBSON                                 Director                       October 23, 2000
--------------------------------
Thomas J. Dobson



/s/ CARL E. SCHUBERT                                 Director                       October 23, 2000
-------------------------------
Carl E. Schubert


[Signature Page - Form SB-2]

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